================================================================================


                  EYE CARE CENTERS OF AMERICA, INC., as Issuer

                           THE GUARANTORS NAMED HEREIN

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                 _______________

                                  $100,000,000

                    9 1/8% Senior Subordinated Notes due 2008

                                   $50,000,000

               Floating Interest Rate Subordinated Term Securities

                             ("FIRSTS")sm(a) due 2008

                                 _______________

                                    INDENTURE

                           Dated as of April 24, 1998

                                 _______________

================================================================================

_________________________
 (a)    FIRSTS  is  a  service  mark  of  BT  Alex.  Brown  Incorporated



                    CROSS-REFERENCE
                        TABLE


  TIA . . . . . . . . .   . . . . . . . .  Indenture
Section . . . . . . . .  . .  . . . . .  .  Section
--------                                   ----------

310 (a)(1). . . . . . . . . . . . . . . . .  7.10
    (a)(2). . . . . . . . . . . . . . . .    7.10
    (a)(3). . . . . . . . . . . . . . . . .  N.A.
    (a)(4). . . . . . . . . . . . . . . . .  N.A.
    (b) . . . . . . . . . . . . . . . .   .  7.8; 7.10
    (c) . . . . . . . . . . . . . . . . .    N.A.
311 (a). . . . . . . . . . . . . . . . . .   7.11
    (b) . . . . . . . . . . . . . . . . .    7.11
    (c) . . . . . . . . . . . . . . . . .    N.A.
312 (a). . . . . . . . . . . . . . . . . .   2.5
    (b) . . . . . . . . . . . . . . . . .    13.3
    (c) . . . . . . . . . . . . . . . . .    13.3
313 (a). . . . . . . . . . . . . . . . .     7.6
    (b)(1). . . . . . . . . . . . . . . . .  N.A.
    (b)(2). . . . . . . . . . . . . .        7.6
    (c) . . . . . . . . . . . . . . .        7.6
    (d) . . . . . . . . . . . . . . .        7.6
314 (a). . . . . . . . . . . . . . . .       4.18; 4.19;
.. . . . . . . . . . . . . . . . . . . .. . . 13.2
    (b) . . . . . . . . . . . . . . . .   .  N.A.
    (c)(1). . . . . . . . . . . . . . . .    13.4
    (c)(2). . . . . . . . . . . . . . . .    13.4
    (c)(3). . . . . . . . . . . . . . . . .  N.A.
    (d) . . . . . . . . . . . . . . . . .    N.A.
    (e) . . . . . . . . . . . . . . . . .    13.5
    (f) . . . . . . . . . . . . . . . . .    4.19
315 (a). .   . . . . . . . . . . . . . . .   7.1
    (b) . . . . . . . . . . . . . . . .      7.5; 13.2
    (c) . . . . . . . . . . . . . . . . .    7.1
    (d) . . . . . . . . . . . . . . . . .    7.1
    (e) . . . . . . . . . . . . . . . . .    6.11
316 (a)(last)(sentence) . . . . . . . . . .  13.6
    (a)(1)(A) . . . . . . . . . . . . . .    6.5
    (a)(1)(B) . . . . . . . . . . . . . .    6.4
    (a)(2). . . . . . . . . . . . . . . . .  N.A.
    (b) . . . . . . . . . . . . . . . . .    6.7
317 (a)(1). . . . . . . . . . . . . . . . .  6.8
    (a)(2). . . . . . . . . . . . . . . .    6.9
    (b) . . . . . . . . . . . . . . . . .    2.4
318 (a). . . . . . . . . . . . . . . . . .   13.1

____________
N.A. means Not Applicable

Note: This Cross-Reference Table shall
not, for any purpose, be deemed
to be part of the Indenture.



                                TABLE OF CONTENTS
                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                                                                                      Page
                                                                                     -------
SECTION 1.1.. . . . . . . . . . . . . . .  Definitions                                   1
SECTION 1.2.. . . . . . . . . . . . . . .  Other Definitions                            32
SECTION 1.3.. . . . . . . . . . . . . . .  Incorporation by Reference of Trust
                                            Indenture Act. . . . . . . . . . . .        33
SECTION 1.4.. . . . . . . . . . . . . . .  Rules of Construction                        33

                                   ARTICLE II
                                    THE NOTES

SECTION 2.1.. . . . . . . . . . . . . . .  Form and Dating                              34
SECTION 2.2.. . . . . . . . . . . . . . .  Execution and Authentication; Aggregate
                                            Principal Amount. . . . . . . . . . . .     35
SECTION 2.3.. . . . . . . . . . . . . . .  Registrar and Paying Agent                   36
SECTION 2.4.. . . . . . . . . . . . . . .  Paying Agent To Hold Assets in Trust         37
SECTION 2.5.. . . . . . . . . . . . . . .  Noteholder Lists                             37
SECTION 2.6.. . . . . . . . . . . . . . .  Transfer and Exchange                        38
SECTION 2.7.. . . . . . . . . . . . . . .  Replacement Notes                            38
SECTION 2.8.. . . . . . . . . . . . . . .  Outstanding Notes                            39
SECTION 2.9.. . . . . . . . . . . . . . .  Treasury Notes                               39
SECTION 2.10. . . . . . . . . . . . . . .  Temporary Notes                              40
SECTION 2.11. . . . . . . . . . . . . . .  Cancellation                                 40
SECTION 2.12. . . . . . . . . . . . . . .  Defaulted Interest                           41
SECTION 2.13. . . . . . . . . . . . . . .  CUSIP Numbers                                41
SECTION 2.14. . . . . . . . . . . . . . .  Deposit of Moneys                            41
SECTION 2.15. . . . . . . . . . . . . . .  Restrictive Legends                          42
SECTION 2.16. . . . . . . . . . . . . . .  Book-Entry Provisions for Global Notes       44
SECTION 2.17. . . . . . . . . . . . . . .  Special Transfer Provisions                  45

                                  ARTICLE III
                                   REDEMPTION

SECTION 3.1.. . . . . . . . . . . . . . .  Notices to Trustee                           50
SECTION 3.2.. . . . . . . . . . . . . . .  Selection of Notes To Be Redeemed            50
SECTION 3.3.. . . . . . . . . . . . . . .  Notice of Redemption                         50
SECTION 3.4.. . . . . . . . . . . . . . .  Effect of Notice of Redemption               52
SECTION 3.5.. . . . . . . . . . . . . . .  Deposit of Redemption Price                  52
SECTION 3.6.. . . . . . . . . . . . . . .  Notes Redeemed in Part                       52

                                      -i-

                                   ARTICLE IV
                                    COVENANTS

                                                                                      Page
                                                                                      ----
SECTION 4.1.. . . . . . . . . . . . . . .  Payment of Notes                             53
SECTION 4.2.. . . . . . . . . . . . . . .  Limitation on Liens                          53
SECTION 4.3.. . . . . . . . . . . . . . .  Limitation on Incurrence of Additional
                                            Indebtedness. . . .                         54
SECTION 4.4.. . . . . . . . . . . . . . .  Limitation on Restricted Payments            54
SECTION 4.5.. . . . . . . . . . . . . . .  Limitation on Dividend and Other Payment
                                            Restrictions Affecting Subsidiaries .       57
SECTION 4.6.. . . . . . . . . . . . . . .  Limitation on Asset Sales                    58
SECTION 4.7.. . . . . . . . . . . . . . .  Limitation on Transactions with
                                            Affiliates.                                 63
SECTION 4.8.. . . . . . . . . . . . . . .  Change of Control                            65
SECTION 4.9.. . . . . . . . . . . . . . .  Prohibition on Incurrence of Senior
                                            Subordinated Debt .                         68
SECTION 4.10. . . . . . . . . . . . . . .  Limitation on Preferred Stock of
                                            Restricted Subsidiaries                     68
SECTION 4.11. . . . . . . . . . . . . . .  Additional Guarantors                        68
SECTION 4.12. . . . . . . . . . . . . . .  Conduct of Business                          69
SECTION 4.13. . . . . . . . . . . . . . .  Maintenance of Office or Agency              69
SECTION 4.14. . . . . . . . . . . . . . .  Corporate Existence                          69
SECTION 4.15. . . . . . . . . . . . . . .  Payment of Taxes and Other Claims            70
SECTION 4.16. . . . . . . . . . . . . . .  Maintenance of Properties and Insurance      70
SECTION 4.17. . . . . . . . . . . . . . .  Compliance with Laws                         71
SECTION 4.18. . . . . . . . . . . . . . .  Additional Information                       71
SECTION 4.19. . . . . . . . . . . . . . .  Compliance Certificate; Notice of
                                            Default .                                   72
SECTION 4.20. . . . . . . . . . . . . . .  Waiver of Stay, Extension or Usury Laws      73
SECTION 4.21. . . . . . . . . . . . . . .  Further Instruments and Acts                 73

                                    ARTICLE V
                                SUCCESSOR COMPANY

SECTION 5.1.. . . . . . . . . . . . . . .  Merger, Consolidation and Sale of
                                            Assets.                                     73
SECTION 5.2.. . . . . . . . . . . . . . .  Successor Corporation Substituted            75

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1.. . . . . . . . . . . . . . .  Events of Default                            76
SECTION 6.2.. . . . . . . . . . . . . . .  Acceleration                                 78
SECTION 6.3.. . . . . . . . . . . . . . .  Other Remedies                               79
SECTION 6.4.. . . . . . . . . . . . . . .  Waiver of Past Defaults                      79
SECTION 6.5.. . . . . . . . . . . . . . .  Control by Majority                          80
SECTION 6.6.. . . . . . . . . . . . . . .  Limitation on Suits                          80

                                      -ii-

                                                                                      Page
                                                                                      ----
SECTION 6.7.. . . . . . . . . . . . . . .  Rights of Holders To Receive Payment         81
SECTION 6.8.. . . . . . . . . . . . . . .  Collection Suit by Trustee                   81
SECTION 6.9.. . . . . . . . . . . . . . .  Trustee May File Proofs of Claim             81
SECTION 6.10. . . . . . . . . . . . . . .  Priorities                                   82
SECTION 6.11. . . . . . . . . . . . . . .  Undertaking for Costs                        82
SECTION 6.12. . . . . . . . . . . . . . .  Restoration of Rights and Remedies           83

                                  ARTICLE VII
                                    TRUSTEE

SECTION 7.1.. . . . . . . . . . . . . . .  Duties of Trustee                            83
SECTION 7.2.. . . . . . . . . . . . . . .  Rights of Trustee                            84
SECTION 7.3.. . . . . . . . . . . . . . .  Individual Rights of Trustee                 85
SECTION 7.4.. . . . . . . . . . . . . . .  Trustee's Disclaimer                         86
SECTION 7.5.. . . . . . . . . . . . . . .  Notice of Defaults                           86
SECTION 7.6.. . . . . . . . . . . . . . .  Reports by Trustee to Holders                86
SECTION 7.7.. . . . . . . . . . . . . . .  Compensation and Indemnity                   87
SECTION 7.8.. . . . . . . . . . . . . . .  Replacement of Trustee                       88
SECTION 7.9.. . . . . . . . . . . . . . .  Successor Trustee by Merger                  89
SECTION 7.10. . . . . . . . . . . . . . .  Eligibility; Disqualification                89
SECTION 7.11. . . . . . . . . . . . . . .  Preferential Collection of Claims
                                            Against Company                             90

                                  ARTICLE VIII
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.. . . . . . . . . . . . . . .  Discharge of Liability on Notes              90
SECTION 8.2.. . . . . . . . . . . . . . .  Legal Defeasance and Covenant
                                            Defeasance                                  92
SECTION 8.3.. . . . . . . . . . . . . . .  Conditions to Defeasance                     93
SECTION 8.4.. . . . . . . . . . . . . . .  Application of Trust Money                   95
SECTION 8.5.. . . . . . . . . . . . . . .  Repayment to Company                         96
SECTION 8.6.. . . . . . . . . . . . . . .  Reinstatement                                96

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 9.1.. . . . . . . . . . . . . . .  Without Consent of Holders                   97
SECTION 9.2.. . . . . . . . . . . . . . .  With Consent of Holders                      98
SECTION 9.3.. . . . . . . . . . . . . . .  Compliance With Trust Indenture Act         100
SECTION 9.4.. . . . . . . . . . . . . . .  Revocation and Effect of Consents and
                                            Waivers                                    100
SECTION 9.5.. . . . . . . . . . . . . . .  Notation on or Exchange of Notes            100
SECTION 9.6.. . . . . . . . . . . . . . .  Trustee To Sign Amendments                  101

                                      -iii-

                                    ARTICLE X
                                  SUBORDINATION

                                                                                      Page
                                                                                      ----
SECTION 10.1. . . . . . . . . . . . . . .  Agreement To Subordinate                    101
SECTION 10.2. . . . . . . . . . . . . . .  Liquidation, Dissolution, Bankruptcy        101
SECTION 10.3. . . . . . . . . . . . . . .  Default on Senior Indebtedness              102
SECTION 10.4. . . . . . . . . . . . . . .  Acceleration of Payment of Notes            103
SECTION 10.5. . . . . . . . . . . . . . .  When Distribution Must Be Paid Over         103
SECTION 10.6. . . . . . . . . . . . . . .  Subrogation                                 104
SECTION 10.7. . . . . . . . . . . . . . .  Relative Rights                             104
SECTION 10.8. . . . . . . . . . . . . . .  Subordination May Not Be Impaired by
                                            Company                                    104
SECTION 10.9. . . . . . . . . . . . . . .  Rights of Trustee and Paying Agent          105
SECTION 10.10.. . . . . . . . . . . . . .  Distribution or Notice to
                                            Representative.                            105
SECTION 10.11.. . . . . . . . . . . . . .  Article X Not To Prevent Events of
                                            Default or Limit Right to Accelerate       105
SECTION 10.12.. . . . . . . . . . . . . .  Trust Moneys Not Subordinated               106
SECTION 10.13.. . . . . . . . . . . . . .  Trustee Entitled To Rely                    106
SECTION 10.14.. . . . . . . . . . . . . .  Trustee To Effectuate Subordination         107
SECTION 10.15.. . . . . . . . . . . . . .  Trustee Not Fiduciary for Holders of
                                            Senior Indebtedness                        107
SECTION 10.16.. . . . . . . . . . . . . .  Reliance by Holders of Senior
                                            Indebtedness on Subordination
                                            Provisions                                 107

                                   ARTICLE XI
                                    GUARANTEE

SECTION 11.1. . . . . . . . . . . . . . .  Unconditional Guarantee                     108
SECTION 11.2. . . . . . . . . . . . . . .  Subordination of Guarantee                  109
SECTION 11.3. . . . . . . . . . . . . . .  Severability                                109
SECTION 11.4. . . . . . . . . . . . . . .  Release of a Guarantor                      109
SECTION 11.5. . . . . . . . . . . . . . .  Limitation of Guarantor's Liability         110
SECTION 11.6. . . . . . . . . . . . . . .  Contribution                                110
SECTION 11.7. . . . . . . . . . . . . . .  Waiver of Subrogation                       111
SECTION 11.8. . . . . . . . . . . . . . .  Execution of Guarantee                      111

                                  ARTICLE XII
                          SUBORDINATION OF GUARANTEES

SECTION 12.1. . . . . . . . . . . . . . .  Agreement To Subordinate                    112
SECTION 12.2. . . . . . . . . . . . . . .  Liquidation, Dissolution, Bankruptcy        113
SECTION 12.3. . . . . . . . . . . . . . .  Default on Guarantor Senior
                                            Indebtedness                               113
SECTION 12.4. . . . . . . . . . . . . . .  When Distribution Must Be Paid Over         115
SECTION 12.5. . . . . . . . . . . . . . .  Subrogation                                 115

                                      -iv-

                                                                                      Page
                                                                                      ----
SECTION 12.6. . . . . . . . . . . . . . .  Relative Rights                             115
SECTION 12.7. . . . . . . . . . . . . . .  Subordination May Not Be Impaired by the
                                            Guarantors                                 115
SECTION 12.8. . . . . . . . . . . . . . .  Rights of Trustee and Paying Agent          116
SECTION 12.9. . . . . . . . . . . . . . .  Distribution or Notice to Representative
SECTION 12.10.. . . . . . . . . . . . . .  Article XII Not To Prevent Events of        117
                                            Default or Limit Right to Accelerate       109
SECTION 12.11.. . . . . . . . . . . . . .  Trust Moneys Not Subordinated               117
SECTION 12.12.. . . . . . . . . . . . . .  Trustee Entitled To Rely                    117
SECTION 12.13.. . . . . . . . . . . . . .  Trustee To Effectuate Subordination         117
SECTION 12.14.. . . . . . . . . . . . . .  Trustee Not Fiduciary for Holders of        118
                                            Guarantor Senior Indebtedness              111
SECTION 12.15.. . . . . . . . . . . . . .  Reliance by Holders of Guarantor Senior     118
                                            Indebtedness on Subordination
                                            Provisions.                                119

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1. . . . . . . . . . . . . . .  Trust Indenture Act Controls                119
SECTION 13.2. . . . . . . . . . . . . . .  Notices                                     119
SECTION 13.3. . . . . . . . . . . . . . .  Communication by Holders with Other
                                            Holders                                    120
SECTION 13.4. . . . . . . . . . . . . . .  Certificate and Opinion as to Conditions
                                            Precedent                                  121
SECTION 13.5. . . . . . . . . . . . . . .  Statements Required in Certificate or
                                            Opinion                                    121
SECTION 13.6. . . . . . . . . . . . . . .  Rules by Trustee, Paying Agent and
                                            Registrar                                  122
SECTION 13.7. . . . . . . . . . . . . . .  Legal Holidays                              122
SECTION 13.8. . . . . . . . . . . . . . .  GOVERNING LAW                               122
SECTION 13.9. . . . . . . . . . . . . . .  No Recourse Against Others                  122
SECTION 13.10.. . . . . . . . . . . . . .  Successors                                  122
SECTION 13.11.. . . . . . . . . . . . . .  Multiple Originals                          123
SECTION 13.12.. . . . . . . . . . . . . .  Qualification of Indenture                  123
SECTION 13.13.. . . . . . . . . . . . . .  Table of Contents; Headings                 123
SECTION 13.14.. . . . . . . . . . . . . .  Severability                                123
SECTION 13.15.. . . . . . . . . . . . . .  Independence of Covenants                   123

EXHIBITS
---------

EXHIBIT A-1 . . . . . . . . . . . . . . .  FORM OF INITIAL FIXED RATE NOTE
EXHIBIT A-2 . . . . . . . . . . . . . . .  FORM OF INITIAL FLOATING RATE NOTE
EXHIBIT B-1 . . . . . . . . . . . . . . .  FORM OF EXCHANGE FIXED RATE NOTE
EXHIBIT B-1 . . . . . . . . . . . . . . .  FORM OF EXCHANGE FLOATING RATE NOTE
EXHIBIT C . . . . . . . . . . . . . . . .  FORM OF CERTIFICATE TO BE DELIVERED IN
                                            CONNECTION WITH TRANSFERS TO NON-QIB
                                            ACCREDITED INVESTORS

                                      -v-

EXHIBIT D . . . . . . . . . . . . . . . .  FORM OF CERTIFICATE TO BE DELIVERED IN
                                            CONNECTION WITH TRANSFERS PURSUANT TO
                                            REGULATION S
EXHIBIT E . . . . . . . . . . . . . . . .  FORM OF GUARANTEE

                                      -vi-

     INDENTURE dated as of April 24, 1998, among EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), as Issuer, each of the Guarantors
                                    -------
named herein, as Guarantors, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").
                                        -------

     The Company has duly authorized the creation of the Company's Initial 9 1/8% Senior Subordinated Notes due 2008 and the Company's Initial Floating Interest Rate Subordinated Term Securities due 2008 and, if and when issued in exchange for the Initial Notes (as defined below) as provided in the Registration Rights Agreement (as hereinafter defined), the Company's Exchange 9 1/8% Senior Subordinated Notes due 2008 and the Company's Exchange Floating Interest Rate Subordinated Term Securities due 2008. All things necessary to make the Notes (as defined below), when duly issued and executed by the Company and authenticated and delivered hereunder, and the Guarantees (as defined below), when issued and executed by the Guarantors and affixed to the Notes, the valid and binding obligations of the Company and the Guarantors, as applicable, and to make this Indenture a valid and binding agreement of the Company and the Guarantors have been done.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION  1.1.     Definitions.
                       -----------

     "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Affiliate"  means  a  Person  who  directly  or  indirectly through one or more
 ---------
intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly,
                          -------
of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

"Agent"  means  any  Registrar,  Paying  Agent  or  co-Registrar.
 -----

"all  or  substantially  all"  shall  have  the meaning given such phrase in the
 ---------------------------
Revised  Model  Business  Corporation  Act.

"Asset  Acquisition"  means  (a)  an Investment by the Company or any Restricted
 ------------------
Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

"Asset  Sale" means any direct or indirect sale, issuance, conveyance, transfer,
 -----------
lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset
                                                   --------  -------
Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Ar- ticle V, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 4.4, (viii) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (ix) the sale of properties (in one transaction or a series of related transactions) to be acquired by the Company on or about February 1, 1999 related to the Company's acquisition of Visionworks Holdings, Inc., or the capital lease in respect of such properties prior to the acquisition thereof, to the extent that the consideration to be received by the Company or any of its Restricted Subsidiaries in any such transaction or series of related transactions does not exceed $10.0 million, (x) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, or (xi) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction.

"Bank  Indebtedness" means any and all amounts, whether outstanding on the Issue
 ------------------
Date or thereafter incurred, payable under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the relevant contractual rate provided in the New Credit Facility whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Board  of  Directors"  means,  as to any Person, the board of directors of such
 --------------------
Person  or  any  duly  authorized  committee  thereof.

"Business  Day"  means  each  day  which  is  not  a  Legal  Holiday.
 -------------

"Calculation  Agent"  means the Person appointed by the Company to calculate the
 ------------------
interest  on  the  Floating  Rate  Notes,  which shall initially be the Trustee.

"Capitalized  Lease Obligation" means, as to any Person, the obligations of such
 -----------------------------
Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Capital  Stock" means (i) with respect to any Person that is a corporation, any
 --------------
and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

"Cash  Equivalents"  means  (i)  marketable  direct  obligations  issued  by, or
 -----------------
unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S.
branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the New Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) or clause (v) above; and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

"Cedel"  means  Cedel  Bank,  Socie'te' anonyme.
 -----

"Change of Control" means the occurrence of one or more of the following events:
 -----------------
(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than one or more Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a
"Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than one or more Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

"Change of Control Triggering Event" means the occurrence of a Change of Control
 ----------------------------------
and the failure of the Notes to have a Minimum Rating on the 30th day after the occurrence of such Change of Control.

"Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
 ----

"Company"  means  the  party  named  as such in this Indenture until a successor
 -------
replaces  it  pursuant  to  this  Indenture and thereafter means such successor.

"Consolidated EBITDA" means, with respect to any Person, for any period, the sum
 -------------------
(without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in ac- cordance with GAAP for such period, (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges and (D) (i) cash charges attributable to the exercise of employee options vesting upon the consummation of the Recapitalization and (ii) for any four quarter period that includes one or more fiscal quarters ending within the period from the Issue Date to the first anniversary of the Issue Date, cash restructuring or nonrecurring charges incurred in connection with the Recapitalization; provided, however, that the cash charges in (i) and (ii) shall not exceed $2.0 million in the aggregate since the Issue Date.

"Consolidated  Fixed  Charge  Coverage Ratio" means, with respect to any Person,
 -------------------------------------------
the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four

Quarter  Period")  ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such
Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma adjustments for cost savings ("Cost Savings Adjustments") that the
---  -----                                   ------------------------
Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period, and (iii) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization (including any Cost Savings Adjustments), which shall be deemed to have taken place on the first day of such Four Quarter Period, and

(iv) any asset sales or asset acquisitions (including any Consolidated EBITDA (including any Cost Savings Adjustments) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period; provided that to the extent that clause (ii) or (iv) of this sentence requires that pro forma effect be given to an asset sale or asset acquisition, such pro forma calculation shall be based upon the four full fiscal quarters, immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

"Consolidated  Fixed  Charges" means, with respect to any Person for any period,
 ----------------------------
the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business) plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

"Consolidated  Interest  Expense"  means,  with  respect  to  any Person for any
 -------------------------------
period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

"Consolidated  Net  Income"  of the Company means, for any period, the aggregate
 -------------------------
net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (f) the net loss of any Person other than a Restricted Subsidiary of the Company, (g) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person unless (and to the extent), in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above, (h) one time non-cash compensation charges, including any arising from existing stock options resulting from the Recapitalization, and (i) bonus payments to be paid to senior management of the Company in connection with the Recapitalization within 90 days of the Issue Date in an aggregate amount not to exceed $1.0 million. Notwithstanding the foregoing, it is understood that the payment of dividends on Preferred Stock shall not reduce Consolidated Net Income.

"Consolidated  Non-cash  Charges"  means,  with  respect  to  any Person for any
 -------------------------------
period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

"Continuing Directors" means, as of any date of determination, any member of the
 --------------------
Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

"Currency  Agreement"  means  any  foreign  exchange  contract,  currency  swap
 -------------------
agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

"Default"  means  an  event or condition the occurrence of which is, or with the
 -------
lapse  of  time  or  the giving of notice or both would be, an Event of Default.

"Depository"  means  The  Depository  Trust  Company,  its  nominees  and  their
 ----------
respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

"Designated Guarantor Senior Indebtedness" means, with respect to any Guarantor,
 ----------------------------------------
(i) Bank Indebtedness and (ii) any other Guarantor Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least

$25.0 million and is specifically designated by such Guarantor in the instrument evidencing or governing such Guarantor Senior Indebtedness or another writing as "Designated Guarantor Senior Indebtedness" for purposes of this Indenture.

"Designated  Senior Indebtedness" means (i) Bank Indebtedness and (ii) any other
 -------------------------------
Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness or another writing as "Designated Senior Indebtedness" for purposes of this Indenture.

"Disqualified  Capital  Stock" means that portion of any Capital Stock which, by
 ----------------------------
its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control Triggering Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control Triggering Event) on or prior to the final maturity date of the Notes; provided that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee's employment with the Company and/or the Company's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option.

"Equity  Offering"  means  a  sale  of  Qualified  Capital Stock of the Company.
 ----------------

"Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as
 ---------
operator  of  the  Euroclear  System.

"Exchange  Act"  means  the  Securities Exchange Act of 1934, as amended, or any
 -------------
successor  statute  or  statutes  thereto.

"Exchange  Fixed Rate Notes" means the 9 1/8% Senior Subordinated Notes due 2008
 --------------------------
(the terms of which are identical to the Initial Fixed Rate Notes except that the Exchange Fixed Rate Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Fixed Rate Notes), to be issued in exchange for the Initial Fixed Rate Notes pursuant to the registered Exchange Offer (as defined in the Registration Rights Agreement).

"Exchange  Floating  Rate  Notes"  means the Floating Interest Rate Subordinated
 -------------------------------
Term  Securities  due  2008  (the  terms  of  which are identical to the Initial
Floating Rate Notes except that the Exchange Floating Rate Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Floating Rate Notes), to be issued in exchange for the Initial Floating Rate Notes pursuant to the registered Exchange Offer (as defined in the Registration Rights Agreement).

"Exchange  Notes"  means the Exchange Fixed Rate Notes and the Exchange Floating
 ---------------
Rate  Notes.

"Exchange  Offer" means the registration by the Company and the Guarantors under
 ---------------
the Securities Act pursuant to a registration statement of the offer by the Company and the Guarantors to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

"fair market value" means, unless otherwise specified, with respect to any asset
 -----------------
or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

"Fixed  Rate  Notes"  means  the Initial Fixed Rate Notes and the Exchange Fixed
 ------------------
Rate Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

"Floating  Rate  Notes"  means  the Initial Floating Rate Notes and the Exchange
 ---------------------
Floating Rate Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

"GAAP"  means  generally  accepted accounting principles in the United States of
 ----
America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles

Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"Guarantee"  means  the  guarantee  of  the  Guarantors set forth in Article XI.
 ---------

"Guarantor"  means  (i)  each  of  Enclave  Advancement  Group,  Inc.,  a  Texas
 ---------
corporation, ECCA Managed Vision Care, Inc., a Texas corporation, Visionworks Holdings, Inc., a Florida corporation, Visionworks, Inc., a Florida corporation, Visionworks Properties, Inc., a Florida corporation, Eye Care Holdings, Inc., a Delaware corporation, Visionary Retail Management, Inc., a Delaware corporation, Visionary Properties, Inc., a Delaware corporation, Visionary MSO, Inc., a Delaware corporation, The Samit Group, Inc., a Delaware corporation, Hour Eyes, Inc., a Maryland corporation, Skylab Optical, Inc., a Virginia corporation, and Metropolitan Vision Services, Inc., a Virginia corporation and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective
Guarantee  is  released  in  accordance  with  the  terms  of  this  Indenture.

"Guarantor  Senior  Indebtedness"  means  with respect to any Guarantor, (i) the
 -------------------------------
Bank Indebtedness and (ii) all Indebtedness of such Guarantor including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Guarantor at the relevant contractual rate provided in the documentation relating thereto whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Guarantee of such Guarantor; provided, however, that Guarantor Senior
                                        --------  -------
Indebtedness shall not include (1) any obligation of such Guarantor to any Subsidiary of such Guarantor, (2) any liability for Federal, state, local or other taxes owed or owing by such Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Guarantor which is expressly subordinate in right of payment to any other Indebtedness of such Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations to repurchase, redeem or make payments owing with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

"Holder"  or "Noteholder" means the Person in whose name a Note is registered on
 ------       ----------
the  Registrar's  books.

"IAI  Global Note" means a permanent global Note in registered form representing
 ----------------
the aggregate principal amount of Notes transferred to Institutional Accredited Investors.

"Indebtedness"  means  with  respect to any Person, without duplication, (i) all
 ------------
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

"Indenture"  means  this Indenture, as amended or supplemented from time to time
 ---------
in  accordance  with  the  terms  hereof.

"Initial  Fixed  Rate Notes" means the 9 1/8% Senior Subordinated Notes due 2008
 --------------------------
of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2 of this Indenture.

"Initial Floating Rate Notes" means the Floating Interest Rate Subordinated Term
 ---------------------------
Securities due 2008 issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2 of this Indenture.

"Initial Notes" means the Initial Fixed Rate Notes and the Initial Floating Rate
 -------------
Notes.

"Institutional  Accredited Investor" means an institution that is an "accredited
 ----------------------------------
investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"interest"  means,  with  respect  to  the  Notes,  the  sum of any interest and
 --------
Additional Interest (as defined in Section 4(a) of the Registration Rights Agreement) on the Notes.

"Interest  Payment Date" means the semiannual interest payment date on May 1 and
 ----------------------
November  1  of  each  year,  commencing  November  1,  1998.

"Interest  Record  Date"  for  the interest payable on any Interest Payment Date
 ----------------------
(except a date for payment of defaulted interest) means the April 15 and October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

"Interest Swap Obligations" means the obligations of any Person, pursuant to any
 -------------------------
arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

"Investment"  by  any  Person  in  any  other  Person means, with respect to any
 ----------
Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.4, (i) the Company shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made on the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary, and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% (or 80% in the case of clause (ix) of the definition of "Permitted Investments") of the outstanding common stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

"Issue  Date"  means  the  date  of  original  issuance  of  the  Initial Notes.
 -----------

"Lien"  means  any  lien,  mortgage,  deed  of trust, pledge, security interest,
 ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

"Maturity  Date"  means  May  1,  2008.
 --------------

"Minimum  Rating"  means  (i) a rating of at least BBB- (or equivalent successor
 ---------------
rating) by S&P and (ii) a rating of at least Baa3 (or equivalent successor rating) by Moody's.

"Moody's"  means  Moody's  Investors  Service,  Inc.  and  its  successors.
 -------

"Net  Cash  Proceeds" means, with respect to any Asset Sale, the proceeds in the
 -------------------
form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale and (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such postclosing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; provided that, in the case of the sale by the Company of an asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

"New Credit Facility" means (i) the credit agreement to be dated as of April 23,
 -------------------
1998, among the Company, the
lenders party thereto from time to time and Bankers Trust Company, as administrative agent, and Merrill Lynch Capital Corporation, as syndication agent, and (ii) the guarantee by the Company of the Poth Loan, in each case together with the related documents thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part and whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original New Credit Facility or one or more other credit agreements or otherwise) including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

"Non-U.S.  Person"  has  the  meaning  assigned  to  such  term in Regulation S.
 ----------------

"Notes" means the Initial Notes and the Exchange Notes treated as a single class
 -----
of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

"Obligations" means all obligations for principal, premium, interest, penalties,
 -----------
fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

"Offering  Memorandum"  means  the  Offering  Memorandum  dated  April  17, 1998
 --------------------
relating to the Initial Notes, and any supplement thereto; provided that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" shall be deemed references to the prospectus relating to the Exchange Notes.

"Officer"  means  the  Chairman of the Board, the President, any Vice President,
 -------
the Treasurer or the Secretary or any Assistant Secretary of the Company or any Guarantor, as applicable.

"Officers' Certificate" means a certificate signed by two Officers and otherwise
 ---------------------
complying  with  the  requirements
of Sections 13.4 and 13.5, as they relate to the making of an Officers' Certificate. One of the Officers signing an Officer's of Sections 13.4 and 13.5, as they relate to the making of an Officers' Certificate. One of the Officers signing an Officer's Certificate shall be the principal executive, financial or accounting officer of the Company.

"144A Global Note" means a permanent global Note in registered form representing
 ----------------
the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

"Opinion  of  Counsel"  means  a  written  opinion  from  legal  counsel  who is
 --------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Permitted  Holder"  means  and  includes  (i)  the  Principal  or  any  of  its
 -----------------
Affiliates, (ii) any corporation the outstanding voting power of the capital stock of which is beneficially owned, directly or indirectly, by the Principal or any of its Affiliates in substantially the same proportions as their ownership of the voting power of the capital stock of the Company, or (iii) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of capital stock being underwritten.

"Permitted  Indebtedness"  means,  without  duplication,  (i)  the Notes and the
 -----------------------
Guarantees, (ii) Indebtedness incurred pursuant to the New Credit Facility in an aggregate outstanding principal amount at any time not to exceed the maximum aggregate amount of the commitments in effect on the Issue Date and permitted in the future pursuant to the New Credit Facility as in effect on the Issue Date (without giving effect to any reductions of term loan commitments on the Issue
Date), plus $1.0 million in connection with the guarantee by the Company of the Poth Loan (A) less the amount of all mandatory principal payments actually made in respect of the Term Loan Facility (excluding any such repayment to the extent refinanced and replaced at the time of payment) and (B) reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) in respect of the Revolving Credit Facility (excluding any such repayment and commitment reductions to the extent refinanced and replaced at the time of payment) in each case pursuant to this clause (B) actually effected in satisfaction of the Net Cash Proceeds requirement in
Section 4.6 (it being recognized that a reduction in any borrowing base thereunder in and of itself shall not be deemed a required permanent repayment),
(iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering

Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates, (vi) intercompany Indebtedness owed by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company or by the Company to any Restricted Subsidiary, (vii) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the Company could have incurred such Indebtedness in accordance with Section 4.3 (without giving effect to the exception for Permitted Indebtedness) on the date such Indebtedness became Acquired Indebtedness; provided that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company, (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence, (ix) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (vi) or (xv) of this definition); provided that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (ix) other than its own Indebtedness, (x) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $10.0 million at the time of any incurrence thereof (which amount may, but shall not be required to be incurred pursuant to the New Credit Facility, but shall be deemed not to include any such Indebtedness incurred in whole or in part under the New Credit Facility to the extent permitted by clause (ii) above or clause (xvi) below or pursuant to the proviso to Section 4.3), (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xiii) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), (xiv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xv) Indebtedness consisting of guarantees (x) by the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by Restricted Subsidiaries of the Company, and (y) by Restricted Subsidiaries of the Company that are Guarantors of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by the Company or other Restricted Subsidiaries of the Company, and (xvi) additional Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Guarantor in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but shall not be required to, be incurred pursuant to the New Credit Facility, but shall not be deemed to include any such Indebtedness incurred in whole or in part under the New Credit Facility to the extent permitted by clause
(ii)  or  clause  (x)  above  or  pursuant  to  the  proviso  to  Section  4.3).

"Permitted  Investments"  means (i) Investments by the Company or any Restricted
 ----------------------
Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents;
(iii) Investments existing on the Issue Date and Investments made on the Issue Date pursuant to the Recapitalization Agreement; (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $3.0 million at any one time outstanding; (v) accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (vi) Currency Agreements and Interest Swap Obligations entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture; (ix) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not exceeding $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (including Qualified Capital

Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) and (B) without duplication of any amounts included in clause (x) (A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, that in the case of amounts described in clause (x) (A) or (x) (B) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (x) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments");
(xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other
Person in connection with a Qualified Receivables Transaction, including investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional Receivables or an equity interest; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, (A) such Investment does not exceed 25% of the consideration received for such Asset Sale and (B) such Asset Sale is otherwise effected in compliance with Section 4.6; (xiii) Investments by the Company or its Restricted Subsidiaries in joint ventures in an aggregate amount not in excess of $5.0 million at any time outstanding; and (xiv) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock). Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (x) of this definition shall not be included in subclauses (x) and (y) of clause (iii) of the first paragraph of
Section  4.4.


"Permitted  Liens"  means  the  following  types  of  Liens:
 ----------------

(i)  Liens  securing  the  Notes;

(ii) Liens securing Acquired Indebtedness incurred in reliance on clause (vii) of the definition of Permitted Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

(iii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (ix) of the definition of "Permitted Indebtedness" in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

(iv) Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary of the Company; and

(v) other Liens securing Senior Subordinated Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor, provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5.0 million.

"Person"  means  an  individual,  partnership,  corporation,  unincorporated
 ------
organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

"Plan"  means  any employee benefit plan, retirement plan, deferred compensation
 ----
plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary of the Company, or other successor plan thereof, and "Plans" shall have a correlative meaning.

"Poth Loan" shall mean the loan in an initial aggregate principal amount of $1.0
 ---------
million to Dr. Daniel Poth in connection with his previous purchase of the stock of Hour Eyes Doctors of Optometry, P.C., as the same may be amended or modified from time to time pursuant to the terms thereof.

"Preferred  Stock" of any Person means any Capital Stock of such Person that has
 ----------------
preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

"principal" of any Indebtedness (including the Notes) means the principal amount
 --------
of  such  Indebtedness  plus the premium when due, if any, on such Indebtedness.

"Principal"  means  Thomas  H.  Lee  Company  and  its  Affiliates.
 ---------

"Private  Exchange  Notes"  has the meaning set forth in the Registration Rights
 ------------------------
Agreement.

"Productive  Assets"  means  assets  (including  Capital  Stock of a Person that
 ------------------
directly or indirectly owns assets) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

"Purchase Money Note" means a promissory note of a Receivables Entity evidencing
 -------------------
a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and
(b)  may  be  subordinated  to  the  payments  described  in  (a).

"QIB"  means  any "qualified institutional buyer" (as defined in Rule 144A under
 ---
the  Securities  Act).

"Qualified  Capital  Stock"  means  any  stock  that is not Disqualified Capital
 -------------------------
Stock.

"Qualified  Receivables  Transaction"  means  any  transaction  or  series  of
 -----------------------------------
transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

"Recapitalization"  means  the  transaction contemplated by the Recapitalization
 ----------------
Agreement,  together  with  the  financings  therefore.
 -

"Recapitalization  Agreement"  means  the Recapitalization Agreement dated as of
 ---------------------------
March  6,  1998  among

ECCA Merger Corp., a Delaware corporation, the Company and the Sellers named therein, as in effect on the Issue Date.

"Receivables  Entity" means a Wholly Owned Subsidiary of the Company (or another
 -------------------
Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization
Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"Redemption  Date," when used with respect to any Note to be redeemed, means the
 ----------------
date  fixed  for  such  redemption  pursuant  to  this  Indenture and the Notes.

"Redemption Price," when used with respect to any Note to be redeemed, means the
 ----------------
price  fixed  for  such  redemption  pursuant  to  this Indenture and the Notes.

"Registration  Rights  Agreement" means the Registration Rights Agreement, dated
 -------------------------------
as of April 24, 1998, among the Company, the Guarantors and BT Alex. Brown Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

"Regulation  S"  means  Regulation  S  under  the  Securities  Act.
 -------------

"Regulation  S  Global  Note"  means  a permanent global Note in registered form
 ---------------------------
representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

"Representative"  means  the  indenture  trustee  or  other  trustee,  agent  or
 --------------
representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

"Restricted  Security"  has  the meaning assigned to such term in Rule 144(a)(3)
 --------------------
under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

"Restricted  Subsidiary" of any Person means any Subsidiary of such Person which
 ----------------------
at  the  time  of  determination  is  not  an  Unrestricted  Subsidiary.

"Revolving  Credit  Facility"  means the Revolving Credit Facility under the New
 ---------------------------
Credit  Facility.

"S&P"  means  Standard  &  Poor's Ratings Service, a division of The McGraw-Hill
 ---
Companies,  Inc.,  and  its  successors.

"Sale  and  Leaseback Transaction" means any direct or indirect arrangement with
 --------------------------------
any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

"SEC"  means  the  Securities and Exchange Commission and any successor thereto.
 ---

"Secured  Indebtedness"  means  any Indebtedness of the Company or any Guarantor
 ---------------------
secured  by  a  Lien.

"Securities  Act" means the Securities Act of 1933, as amended, or any successor
 ---------------
statute  or  statutes  thereto.

"Senior  Indebtedness" means (i) the Bank Indebtedness and (ii) all Indebtedness
 --------------------
of the Company, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the relevant contractual rate provided in the documentation relating thereto whether or not a claim for postfiling interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior
Indebtedness shall not include (1) any obligation of the Company to any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations to repurchase, redeem or make payments owing with respect to any Capital Stock or
(6) that portion of any Indebtedness incurred in violation of Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

"Senior  Subordinated  Indebtedness"  means,  with respect to the Company or any
 ----------------------------------
Guarantor, the Notes or the Guarantee of such Guarantor, as applicable, and any other Indebtedness of the Company or such Guarantor, as applicable, that specifically provides that such Indebtedness is to rank pari passu with the Notes or the Guarantee of such Guarantor, as applicable, and is not by its express terms subordinate in right of payment to any Indebtedness of the Company or such

Guarantor, as applicable, which is not Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

"Significant Subsidiary" means, as of any date of determination, for any Person,
 ----------------------
each Restricted Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

"Standard  Securitization  Undertakings"  means  representations,  warranties,
 --------------------------------------
covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company reasonably believes to be customary in an accounts receivable transaction.

"Stated  Maturity"  means,  with  respect to any security, the date specified in
 ----------------
such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

"Subordinated  Obligation"  means, with respect to the Company or any Guarantor,
 ------------------------
any Indebtedness of the Company or such Guarantor, as applicable (whether outstanding on the Issue Date or thereafter incurred), which is expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, pursuant to a written agreement.

"Subsidiary" means, with respect to any Person, (i) any corporation of which the
 ----------
outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

"Term Loan Facility" means the Term Loan Facility under the New Credit Facility.
 ------------------

"THL  Co."  means  Thomas  H.  Lee  Company,  a  financial  investment  firm.
 --------

"TIA"  means  the  Trust  Indenture  Act of 1939 (15 U.S.C.    77aaa-77bbbb), as
 ---
amended,  as  in  effect  on  the  date of this Indenture, except as provided in
Section  9.3.

"Trust  Officer"  means  any  officer  of the Trustee assigned by the Trustee to
 --------------
administer  this  Indenture,  or  in the case of a successor trustee, an officer
 ---
assigned  to  the
department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

"Trustee"  means  the  party  named  as such in this Indenture until a successor
 -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

"Unrestricted Notes" means one or more Notes that do not and are not required to
 ------------------
bear the Private Placement Legend, in the form set forth in Exhibit B-1 (in the case of the Fixed Rate Notes) and Exhibit B-2 (in the case of the Floating Rate Notes), including without limitation the Exchange Fixed Rate Notes and the Exchange Floating Rate Notes, as applicable.

"Unrestricted  Subsidiary" of any Person means (i) any Subsidiary of such Person
 ------------------------
that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.4 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

"U.S.  Government  Obligations"  means  direct  obligations  of, and obligations
 -----------------------------
guaranteed  by,  the  United

States of America for the payment of which the full faith and credit of the United States of America is pledged.

"U.S.  Legal Tender" means such coin or currency of the United States of America
 ------------------
as at the time of payment shall be legal tender for the payment of public and private debts.

"Weighted  Average  Life to Maturity" means, when applied to any Indebtedness at
 -----------------------------------
any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (i) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

"Wholly Owned Subsidiary" means any Restricted Subsidiary of the Company all the
 -----------------------
outstanding voting securities of which (other than directors, qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.


     SECTION  1.2.     Other  Definitions.
                       ------------------
                                             Defined in
     Term                                     Section
     ----                                     --------

"Affiliate  Transaction"                          4.7
"Agent  Members"                                  2.1
"Authenticating  Agent"                           2.2
"Bankruptcy  Law"                                 6.1
"Blockage  Notice"                               10.3
"Change  of  Control  Offer"                      4.8
"Change  of  Control  Payment  Date"              4.8
"Covenant  Defeasance"                         8.2(c)
"Custodian"                                       6.1
"Event  of  Default"                              6.1
"Global  Note"                                    2.1
"Guarantor  Blockage  Notice"                    12.3
"Guarantor  Payment  Blockage  Period"           12.3
"incur"                                           4.3
"Legal  Defeasance"                            8.2(b)
"Legal  Holiday"                                 13.8
"Net  Proceeds  Offer"                            4.6
"Net  Proceeds  Offer  Amount"                    4.6
"Net  Proceeds  Offer  Payment  Date"             4.6
"Net  Proceeds  Offer  Trigger  Date"             4.6
"Note  Offer  Amount"                             4.6
"Other  Debt"                                     4.6
"pay  the  Notes"                                10.3

"Paying  Agent"                                   2.3
"Payment  Blockage  Period"                      10.3
"Physical  Notes"                                 2.1
"Proceeds  Purchase  Date"                     4.6(b)
"Reference  Date"                              4.4(a)
"Registrar"                                       2.3
"Restricted  Payment"                             4.4
"Rule  144A"                                   2.1(b)

     SECTION  1.3.     Incorporation  by  Reference  of Trust  Indenture Act.
                       -----------------------------------------------------

     This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission"  means  the  SEC.

     "indenture  securities"  means  the  Notes.

     "indenture  security  holder"  means  a  Noteholder.

     "indenture  to  be  qualified"  means  this  Indenture.

     "indenture  trustee"  or  "institutional  trustee"  means  the  Trustee.

     "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION  1.4.     Rules  of  Construction.
                       -----------------------

     Unless  the  context  otherwise  requires:

     (1)  a  term  has  the  meaning  assigned  to  it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or"  is  not  exclusive;

     (4)  "including"  means  including  without  limitation;

     (5) words in the singular include the plural and words in the plural include the singular; and

     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.


                                   ARTICLE II

                                    THE NOTES


     SECTION  2.1.     Form  and  Dating.
                       -----------------

The Initial Fixed Rate Notes and the Initial Floating Rate Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibits A-1 and A-2 hereto, respectively. The Exchange Fixed Rate Notes and the Exchange Floating Rate Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibits B-1 and B-2 hereto, respectively. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage.
The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A-1 and A-2, and B-1 and B-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibits A-1 and A-2 (the "Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in
Section 2.15. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Notes  issued  in exchange for interests in the Global Notes pursuant to Section
2.16 may be issued in the form of permanent certificated Notes in registered form (the "Physical Notes") and shall bear the first legend set forth in Section 2.15.

All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

SECTION  2.2.     Execution  and  Authentication; Aggregate  Principal  Amount.
                  ------------------------------------------------------------

Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) (x) Initial Fixed Rate Notes for original issue on the Issue Date in aggregate principal amount not to exceed $100,000,000 and (y) Initial Floating Rate Notes for original issue on the Issue Date in aggregate principal amount not to exceed $50,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time for issue only in exchange for (x) a like principal amount of Initial Notes or (y) a like principal amount of Private Exchange Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. In each case, the Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the aggregate principal amount of Notes outstanding on the date of authentication and whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and shall further specify the amount of such Notes to be issued as a Global Note or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Sections 2.7 and 2.8.

In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clause (ii) or (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company, the Guarantors or with any of their respective Affiliates.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION  2.3.     Registrar  and  Paying  Agent.
                  -----------------------------

The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company and/or the Guarantors in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company, the Guarantors nor any of their respective Affiliates may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar, Paying Agent, Calculation Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION  2.4.     Paying  Agent  To  Hold  Assets  in  Trust.
                  ------------------------------------------

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION  2.5.     Noteholder  Lists.
                  -----------------

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION  2.6.     Transfer  and  Exchange.
                  -----------------------

Subject to the provisions of Sections 2.15, 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Fixed Rate Notes or Floating Rate Notes, as applicable, of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.6, 4.6, 4.8 or 9.5, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     SECTION  2.7.     Replacement  Notes.
                       ------------------

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

SECTION  2.8.     Outstanding  Notes.
                  ------------------

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such U.S. Legal Tender to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION  2.9.     Treasury  Notes.
                  ---------------

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it, any Guarantor or any of their respective Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION  2.10.     Temporary  Notes.
                   ----------------

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the

Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.2 definitive Notes in exchange for temporary Notes.

SECTION  2.11.     Cancellation.
                   ------------

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION  2.12.     Defaulted  Interest.
                   -------------------

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest at the rate of interest then borne by the Fixed Rate Notes or Floating Rate Notes, as the case may be, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION  2.13.     CUSIP  Numbers.
                   --------------

The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION  2.14.     Deposit  of  Moneys.
                   -------------------

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Proceeds Purchase Date and Change of Control Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date, Proceeds Purchase Date, Change of Control Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Proceeds Purchase Date, Change of Control Payment Date or Maturity Date, as the case may be.

SECTION  2.15.     Restrictive  Legends.
                   --------------------

Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the
"Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE

SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKE-RDEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER FOR THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE
PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each  Global Note shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
REGISTERED  OWNER  HEREOF,  CEDE  &  CO.,  HAS  AN  INTEREST  HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION  2.17  OF  THE  INDENTURE  GOVERNING  THIS  NOTE.

SECTION  2.16.     Book-Entry  Provisions  for  Global  Notes.
                   ------------------------------------------

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or, subject to Section 2.1, exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (d) of Section 2.17, bear the Private Placement Legend.

     (f) The Holder of the Global Notes may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION  2.17.     Special  Transfer  Provisions.
                   -----------------------------

     (a) Transfers to Non-QIB Institutional Accredited Investors.
The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB:

     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the transferee is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Note (or any predecessor security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and such other information that the Trustee may reasonably request in order to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act;

(ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Global Note to be transferred.

     (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the transferee is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Note (or any predecessor security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and such other information that the Trustee may reasonably request in order to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act;

(ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Registrar of
(x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

(iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

(iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants therein.

     (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

(iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

     (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless
(i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION


SECTION  3.1.     Notices  to  Trustee.
                  --------------------

     If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION  3.2.     Selection  of  Notes  To  Be  Redeemed.
                  --------------------------------------

     In the event that less than all of the Fixed Rate Notes or Floating Rate Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Fixed Rate Notes or Floating Rate Notes, as applicable, are listed or, if the Fixed Rate Notes or Floating
Rate Notes, as applicable, are not then listed on a national securities exchange, on a pro rata basis within such type of Notes, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the Fixed Rate Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

SECTION  3.3     Notice  of  Redemption.
                 ----------------------

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address; provided, however, that any notice of redemption pursuant to Paragraph 6(b) of the Fixed Rate Notes must be mailed not later than 60 days after the related Equity Offering and such redemption must be consummated within 90 days after the closing of the related Equity Offering. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

     (1)     the  Redemption  Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3)  the  name  and  address  of  the  Paying  Agent;

     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

     (8) the Paragraph of the Notes pursuant to which the Notes are to be redeemed; and

     (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION  3.4.     Effect  of  Notice  of  Redemption.
                  ----------------------------------

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, plus accrued interest to the redemption date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date; provided that if the Redemption Date is after an Interest Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the Interest Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION  3.5.     Deposit  of  Redemption  Price.
                  ------------------------------

     On or before 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION  3.6.     Notes  Redeemed  in  Part.
                       -------------------------

     Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in a principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE IV

                                    COVENANTS


     SECTION  4.1.     Payment  of  Notes.
                       ------------------

The Company shall promptly pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture U.S. Legal Tender sufficient to pay all principal (and premium, if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such U.S. Legal Tender to the Noteholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION  4.2.     Limitation  on  Liens.
                       ---------------------

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom, which secure Senior Subordinated Indebtedness or Subordinated Obligations, unless (i) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens and (ii) in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

SECTION  4.3.     Limitation  on  Incurrence  of  Additional  Indebtedness.
                  --------------------------------------------------------

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur
Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

SECTION  4.4.     Limitation  on  Restricted  Payments.
                  ------------------------------------

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital
Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) in any other Person (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) (other than the exceptions thereto) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including
Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding net cash proceeds from the sale of Qualified Capital Stock to the extent used to repurchase or acquire shares of Capital Stock of the Company pursuant to clause (2)(ii) of the next succeeding paragraph); plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of
(A) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Investment, but only to the extent not included in the calculation of Consolidated Net Income. Any net cash proceeds included in the foregoing clauses (iii)(x) or (iii)(y) shall not be included in clause (x)(A) or clause (x)(B) of the definition of "Permitted Investments" to the extent actually utilized to make a Restricted Payment under this paragraph.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;
(3) so long as no Default or Event of Default shall have occurred or be continuing, payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (3) shall not exceed $5.0 million in the aggregate since the Issue Date (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Capital Stock to management employees subsequent to the Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases);
(4) the payment of fees and compensation as permitted under clause (i) of paragraph (b) of Section 4.7; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) Restricted Payments made pursuant to the Recapitalization Agreement; (7) so long as no Default or Event of Default shall have occurred or be continuing, payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment, not to exceed $2.5 million in the aggregate in any fiscal year or $10.0 million in the aggregate since the Issue Date; (8) repurchases of Preferred Stock; provided that such repurchases do not exceed $5.0 million in the aggregate since the Issue Date; (9) purchases of all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Subsidiary of the Company, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary of the Company; and
(10) so long as no Default or Event of Default shall have occurred or be continuing, payments not to exceed $100,000 in the aggregate since the Issue Date to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (3), (7) and (8) of this paragraph shall be included in such calculation, provided that such expenditures pursuant to clauses (3) or (7) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies, and (b) amounts expended pursuant to clauses (2), (4), (5),
(6),  (9)  and  (10)  shall  be  excluded  from  such  calculation.

SECTION  4.5.     Limitation  on  Dividend  and  Other Payment
                  Restrictions  Affecting Subsidiaries.
                  --------------------------------------------

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted

Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) this Indenture; (3) nonassignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; provided, however, that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of an acquisition by the Company or the Restricted Subsidiary; (5) agreements existing on the Issue Date (including, without limitation, the New Credit Facility and the Recapitalization Agreement); (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (9) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity and such Restricted Subsidiary is engaged in the Qualified Receivables Transaction; (10) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company in good faith than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); or (11) any agreement evidencing, or relating to, any Indebtedness incurred after the Issue Date which are not more restrictive than those contained in the New Credit
Facility  as  in  effect  on  the  Issue  Date.


SECTION  4.6.     Limitation  on  Asset  Sales.
                  ----------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such

Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released and (y) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly, but in no event more than 60 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,
(B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii) (B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii) (A), (iii) (B) and (iii) (C) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A), (iii) (B) and (iii) (C) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis at least that amount of Notes equal to the Note Offer Amount at a price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Any offer to purchase with respect to Other Debt shall be made and consummated concurrently with any Net Proceeds Offer.

"Other  Debt" shall mean other Indebtedness of the Company that ranks pari passu
 -----------
with the Notes and requires that an offer to purchase such Other Debt be made upon consummation of an Asset Sale.

"Note  Offer  Amount"  means (i) if an offer to purchase Other Debt is not being
 -------------------
made, the amount of the Net Proceeds Offer Amount and (ii) if an offer to purchase Other Debt is being made, an amount equal to the product of (x) the Net Proceeds Offer Amount and (y) a fraction the numerator of which is the aggregate amount of Notes tendered pursuant to such offer to purchase and the denominator of which is the aggregate amount of Notes and Other Debt tendered pursuant to such offer to purchase.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

Notwithstanding the immediately preceding paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall to the extent constituting Net Cash Proceeds, be subject to the provisions of the immediately preceding paragraphs; provided that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article V, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant; provided, however, that this paragraph shall not apply if, both immediately before and immediately after giving effect to any such transaction, both the transferor and transferee are obligors under this Indenture.

     (b) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Note Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

The notice of a Net Proceeds Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

     (1) that the Net Proceeds Offer is being made pursuant to this Section 4.6 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the Note Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");
                 ------------------------

     (3)  that  any  Note  not  tendered  will  continue  to  accrue  interest;

     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

     (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

     (8) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.18), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such

Holder as to whether or not it should tender Notes pursuant to the Net Proceeds Offer.

On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with this paragraph (b), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.6, the Trustee shall act as the Paying Agent.

Any  amounts  remaining  after  the purchase of Notes pursuant to a Net Proceeds
Offer  shall  be  returned  by  the  Trustee  to  the  Company.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

SECTION  4.7.     Limitation  on  Transactions with  Affiliates.
                  ---------------------------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions entered into on terms that are no less favorable than those that might be reasonably obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the

Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, further, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

     (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) transactions effected as part of a Qualified Receivables Transaction; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (v) Restricted Payments permitted by this Indenture; (vi) any Permitted Investment; (vii) transactions permitted by, and complying with, the provisions of Article V;
(viii) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company; (ix) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to Plans and employment contracts approved by the Board of Directors of the Company; (x) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $3.0 million at any one time outstanding; (xi) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company; (xii) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally; (xiii) any agreement to do any of the foregoing; (xiv) the payment, on a quarterly basis, of management fees to THL Co. and/or any Affiliate of THL Co. in accordance with the management arrangements to be entered into in April 1998 between THL Co. and/or any Affiliate of THL Co. and the Company in an aggregate amount (for all such Persons taken together) not to exceed $125,000 in any fiscal quarter of the Company; provided, however, the Company or any Restricted Subsidiary may make any such payment greater than $125,000 but not to exceed $250,000 in any fiscal quarter if, both before and after giving effect thereto, the Company could incur $1.00 of additional indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3; (xv) reimbursement of THL Co. and/or any Affiliate of THL Co. for their reasonable out-of-pocket expenses incurred by them in connection with performing management services for the Company and its Subsidiaries; (xvi) the payment of one time fees to THL Co. and/or Affiliates of THL Co. in connection with each acquisition of a company or a line of business by the Company or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1.0% of the aggregate consideration paid by the Company and its Subsidiaries for any such acquisition; (xvii) the payment of consulting fees to Norman Matthews pursuant to a consulting arrangement entered into on or prior to the Issue Date in an aggregate amount not to exceed $50,000 in any fiscal year of the Company; and (xviii) transactions entered into on the Issue Date in connection with the Recapitalization and the financing therefore.

SECTION  4.8.     Change  of  Control.
                  -------------------

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase for cash all or a portion of such Holder's Notes pursuant to the offer described below (the
"Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event, the Company covenants to (i) repay in full and terminate all commitments under the Bank Indebtedness or offer to repay in full and terminate all commitments under all Bank Indebtedness and to repay the Bank Indebtedness owed to each holder of Bank Indebtedness which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility to permit the repurchase of the Notes as provided below. The Company shall first comply with the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (4) and not in clause (2) under Section 6.1.

     (b) Within 30 days following the date upon which the Company obtains actual knowledge that a Change of Control Triggering Event has occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

     (1)     that  the  Change  of  Control Offer is being made pursuant to this
Section 4.8 and that all Notes tendered and not withdrawn will be accepted for payment;

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

     (3)  that  any  Note  not  tendered  will  continue  to  accrue  interest;

     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

     (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

     (8) the circumstances and relevant facts regarding such Change of Control; and

     (9) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Company (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.18), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.8, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8.

SECTION  4.9.     Prohibition  on  Incurrence  of  Senior Subordinated  Debt.
                  ----------------------------------------------------------

Neither the Company nor any Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION  4.10.   Limitation  on  Preferred  Stock  of Restricted  Subsidiaries.
                 -------------------------------------------------------------

The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

SECTION  4.11.     Additional  Guarantors.
                   ----------------------

     (a) The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, to guarantee the payment of any Indebtedness under the New Credit Facility, unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee of the Notes pursuant to the terms of Article XI and XII of this Indenture; provided that if any such Guarantor is released from its guarantee with respect to Indebtedness outstanding under the New Credit Facility, such Guarantor shall automatically be released from its obligations as a Guarantor. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.3.

     (b) Any Person required by paragraph (a) of this Section 4.11 to become, or that is at the option of the Company becoming, a Guarantor shall execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor,
(b) in the event that as of the date of such supplemental indenture any Registrable Notes (as defined in the Registration Rights Agreement) are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such Person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Notes, and (c) an Opinion of Counsel to the effect that such supplemental indenture and such instrument have been duly authorized and executed by such Person and constitute the legal, valid and binding obligations of such Person (subject to customary assumptions and exceptions).

SECTION  4.12.     Conduct  of  Business.
                   ---------------------

The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION  4.13.     Maintenance  of  Office  or  Agency.
                   -----------------------------------

The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

SECTION  4.14.     Corporate  Existence.
                   --------------------

Except as otherwise permitted by Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

SECTION  4.15.     Payment  of  Taxes  and  Other  Claims.
                   --------------------------------------

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) any lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION  4.16.     Maintenance  of  Properties  and  Insurance.
                   -------------------------------------------

     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this
Section 4.16 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries of the Company in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION  4.17.     Compliance  with  Laws.
                   ----------------------

The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION  4.18.     Additional  Information.
                   -----------------------

The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). So long as any of the Notes remain outstanding, the Company shall make available to any prospective purchaser of the Notes or the beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

SECTION  4.19.     Compliance  Certificate;  Notice  of  Default.
                   ---------------------------------------------

     (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate which complies with TIA Section 314(a)(4) stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its covenants and obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and the obligations contained in this Indenture and the Notes and no

Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered pursuant to Section 4.18 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI in this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.2 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail, an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) within 30 days of such occurrence.

SECTION  4.20.     Waiver  of  Stay,  Extension or  Usury  Laws.
                   --------------------------------------------

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION  4.21.     Further  Instruments  and  Acts.
                   -------------------------------

Upon request of the Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                SUCCESSOR COMPANY


SECTION  5.1.     Merger,  Consolidation  and  Sale  of  Assets.
                  ---------------------------------------------

     (a) The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons unless:

     (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume by Supplemental Indenture all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

     (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments referred to in the definition of "Consolidated Fixed Charge Coverage Ratio"), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3;

     (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

     (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby and by the Notes and the Registration Rights Agreement, and that all conditions precedent in this Indenture relating to such transaction have been satisfied including (in the case of the Officers' Certificate) the calculations required by clause (ii) above.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate that is (x) a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

     (b) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.6) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;
(iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), the Company could satisfy the provisions of clause (ii) of the first paragraph under paragraph (a) of this Section 5.1. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted
Subsidiary of the Company need only comply with clause (iv) of the first paragraph under paragraph (a) of this Section 5.1.

SECTION  5.2.     Successor  Corporation  Substituted.
                  -----------------------------------

In the event of any transaction described in and complying with the conditions listed in Section 5.1 in which the Company or a Guarantor, as the case may be, is not the surviving Person, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Notes or such Guarantor shall be discharged from its Obligations under this Indenture and its Guarantee, as the case may be.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES


SECTION  6.1.     Events  of  Default.
                  -------------------

     An  "Event  of  Default"  shall  occur  upon:
          ------------------

     (1) the failure to pay interest (including additional interest, if any, under the Registration Rights Agreement) on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article X);

     (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article X);

     (3)  a  default  in  the  observance  or  performance  of  Section  5.1;

     (4) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

     (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

     (6) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid and unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment, which is not promptly stayed;

     (7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences  a  voluntary  case  or  proceeding;

          (B) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D)  makes  a  general  assignment  for  the benefit of its creditors;

          (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

          (F) takes any corporate action to authorize or effect any of the foregoing;

or  takes  any  comparable action under any foreign laws relating to insolvency;

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

     (9) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant any judgment, decree or order of any to court or any order, rule or regulation of any administrative or governmental body.

The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION  6.2.     Acceleration.
                  ------------

     (a) If an Event of Default (other than an Event of Default specified in 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and upon receipt of such notice the same shall become due and payable upon the first to occur of (x) an acceleration under any issue of then outstanding Designated Senior Indebtedness or (y) the expiration of five Business Days after receipt by the Company and each Representative of holders of Designated Senior Indebtedness then outstanding of such notice of acceleration unless all Events of Default specified in the respective notice of acceleration have been cured within said five Business Day period.

     (b) If an Event of Default specified in Sections 6.1(7) and (8) with respect to the Company occurs and is continuing, then the principal of and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     (c) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a) above, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including the reasonable fees, expenses and disbursements of its agents and counsel) and
(v)  in  the  event
of the cure or waiver of an Event of Default of the type described in Section 6.1(6), (7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION  6.3.     Other  Remedies.
                  ---------------

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION  6.4.     Waiver  of  Past  Defaults.
                  --------------------------

Subject to Sections 2.9, 6.7 and 9.2, the holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except (i) a Default in the payment of the principal of or interest on any Notes or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This paragraph of this Section 6.4 shall be in lieu of 316(a)(1)(B) of the TIA and such 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION  6.5.     Control  by  Majority.
                  ---------------------

Subject to Section 2.9, the Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to

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

the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.5 shall be in lieu of 316(a)(1)(A) of the TIA, and such 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION  6.6.     Limitation  on  Suits.
                  ---------------------

     A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 45-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION  6.7.     Rights  of  Holders  To  Receive  Payment.
                  -----------------------------------------

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION  6.8.     Collection  Suit  by  Trustee.
                  -----------------------------

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION  6.9.     Trustee  May  File  Proofs  of  Claim.
                  -------------------------------------

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, the Guarantors, their respective Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to or accept on behalf of any Holder any plan or reorganization, arrangement or adjustment affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10.     Priorities.
                   ----------

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     FIRST:     to  the  Trustee  for  amounts  due  under  Section  7.7;

     SECOND: to holders of Senior Indebtedness to the extent required by Article X;


     THIRD: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the

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

amounts  due  and payable on the Notes for principal and interest, respectively;
and

     FOURTH: to the Company or any other obligors on the Notes as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION  6.11.     Undertaking  for  Costs.
                   -----------------------

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

SECTION  6.12.     Restoration  of  Rights  and  Remedies.
                   --------------------------------------

If the Trustee or any Holders have instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE


SECTION  7.1.     Duties  of  Trustee.
                  -------------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise

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

or  use  under  the  circumstances  in the conduct of such Person's own affairs.

     (b)  Except  during  the  continuance  of  an  Event  of  Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) this paragraph does not limit the effect of paragraph (b) of this Section;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION  7.2.     Rights  of  Trustee.
                  -------------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if it is signed by an Officer of the Company.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION  7.3.     Individual  Rights  of  Trustee.
                  -------------------------------

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or copaying agent may do the same with like rights. However, the Trustee must comply with Sections
7.10  and  7.11.

SECTION  7.4.     Trustee's  Disclaimer.
                  ---------------------

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes or the Guarantees other than the Trustee's certificate of authentication.

SECTION  7.5.     Notice  of  Defaults.
                  --------------------

If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note and this Indenture, if any) or for failure to comply with Article V, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION  7.6.     Reports  by  Trustee  to  Holders.
                  ---------------------------------

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a) if such a report is required by that section. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC if required by law and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION  7.7.     Compensation  and  Indemnity.
                  ----------------------------

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's

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

compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing-of notices to Noteholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees, expenses and disbursements) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Noteholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses (including the reasonable fees, expenses and disbursements of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION  7.8.     Replacement  of  Trustee.
                  ------------------------

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of

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

the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (1)  the  Trustee  fails  to  comply  with  Section  7.10;

     (2)  the  Trustee  is  adjudged  bankrupt  or  insolvent;


     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the  Trustee  otherwise  becomes  incapable  of  acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION  7.9.     Successor  Trustee  by  Merger.
                  ------------------------------

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, an successor to the Trustee may authenticate such Notes either in the name of an predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION  7.10.     Eligibility;  Disqualification.
                   ------------------------------

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The
Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION  7.11.     Preferential  Collection  of  Claims Against  Company.
                   -----------------------------------------------------

The Trustee shall comply with TIA Section 311(a), excluding an creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION  8.1.     Discharge  of  Liability  on  Notes.
                  -----------------------------------

     (a) The Company may terminate its and the Guarantors' obligations under the Notes, the Guarantees and this Indenture, except those obligations referred to in Section 8.1(b), if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender or non-callable U.S. Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

     (i) either (A) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes have otherwise become due and payable hereunder;

     (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender or non-callable U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such funds, to pay principal of, premium on, if any, and interest on the outstanding Notes to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the funds deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

     (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

     (iv)  the  Company  shall have paid all other sums payable by it hereunder;
and

     (v)  the  Company  shall  have  delivered  to  the  Trustee  an  Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been satisfied. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

     (b) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.2, 2.5, 2.6, 2.7, 2.8, 4.1, 4.13, 4.14, 4.15, 4.17, 7.7, 8.4, 8.5,
and 8.6 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7, 8.4, 8.5, and 8.6 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION  8.2.     Legal  Defeasance  and  Covenant Defeasance.
                  -------------------------------------------

     (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.3.

     (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the following provisions shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Sections
8.3 and 8.4 hereof, and as more fully set forth in such Sections, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article II and

Section 4.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(iv) this Article VIII. The Holders of the Notes and any amounts deposited under
Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles X and XII or otherwise. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

     (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from their obligations under the covenants contained in Sections 4.2 through 4.12 and Article V hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Sections 8.3 and 8.4 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles X and XII or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or any reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) or 6.1(4) hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees shall be unaffected thereby.

SECTION  8.3.     Conditions  to  Defeasance.
                  --------------------------

The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

     (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the holders of the Notes U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government
Obligations  to  said  payments  with  respect  to  the  Notes;

     (2) in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, that notwithstanding the foregoing, the Opinion of Counsel required by this Section 8.3(2) with respect to a Legal Defeasance need not be delivered if all Notes theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable within one year (whether by redemption or otherwise) under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

     (3) in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
Defeasance  had  not  occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Sections 6.1(7) and 6.1(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article VIII have been complied with;

     (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of an applicable bankruptcy insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION  8.4.     Application  of  Trust  Money.
                  -----------------------------

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited

U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.5.     Repayment  to  Company.
                  ----------------------

Subject to Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such U.S. Legal Tender. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION  8.6.     Reinstatement.
                  -------------

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   AMENDMENTS


SECTION  9.1.     Without  Consent  of  Holders.
                  -----------------------------

The Company, the Guarantors and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or consent of any Noteholder:

     (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

     (2)  to  comply  with  Article  V;

     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (4) to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA;

     (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

     (6) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes and provisions relating to an increase in interest rates in the event the Notes are not registered under the Securities Act will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.1.

After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of any amendment under this Section.

SECTION  9.2.     With  Consent  of  Holders.
                  --------------------------

Subject to Section 6.7, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of a majority in principal amount of the outstanding Notes.
Subject to Section 6.7, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of the Holder of each Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

     (1)  change  the  maturity  of  the  principal  of  any  such  Note;

     (2)  reduce the amount of Notes whose Holders must consent to an amendment;

     (3) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

     (4) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (5)  make  any  Note  payable  in money other than that stated in the Note;

     (6) make an change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Notes);

     (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

     (8) modify Articles X and XII or the definitions used in Articles X and XII of this Indenture to adversely affect the Holders in any material respect; or

     (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section of Articles X and XII and the definitions used therein shall not be effective as to any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding, as applicable, without the written consent of such holder (or any group or representative thereof authorized to give a consent).

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION  9.3.     Compliance  With  Trust  Indenture  Act.
                       ---------------------------------------

Every amendment to this Indenture, the Notes or the Guarantees shall comply with the TIA, as amended as then in effect.

SECTION  9.4.     Revocation  and  Effect  of  Consents  and  Waivers
                                                              -------

A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the
consent  or  waiver  is  not  made  on  the  Note.   However, any such

Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment or waiver shall bind only each Noteholder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION  9.5.     Notation  on  or  Exchange  of  Notes.
                  -------------------------------------

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION  9.6.     Trustee  To  Sign  Amendments.
                  -----------------------------

The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                    ARTICLE X

                                  SUBORDINATION


SECTION  10.1.     Agreement  To  Subordinate.
                   --------------------------

The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in cash or Cash Equivalents of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

SECTION  10.2.     Liquidation,  Dissolution,  Bankruptcy.
                   --------------------------------------

Upon any payment or distribution of the assets or securities of the Company to creditors upon a total or partial liquidation or dissolution or reorganization or winding up of or similar proceeding of the Company or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, whether voluntary or involuntary:

     (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness before Noteholders shall be entitled to receive any payment or distribution of any character; and

     (2) until all amounts owing with respect to the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Noteholders would be entitled but for this Article X shall be made to holders of the Senior Indebtedness as their interests may appear.

     SECTION  10.3.     Default  on  Senior  Indebtedness.
                        ---------------------------------

The Company may not pay principal of, premium (if any) or interest on, or any other amount in respect of, the Notes or make any deposit pursuant to Article VIII and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if any amount due in respect of any Senior
Indebtedness (including, without limitation any amount due as a result of acceleration of the maturity thereof by reason of default or otherwise) has not been paid in full in cash or Cash Equivalents unless the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and are continuing.

In addition, during the continuance of any default (other than a payment default described in the first sentence of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice and all other defaults with respect to such Designated Senior Indebtedness shall have been cured or shall have ceased to exist or (iii) because such Designated Senior Indebtedness has been repaid in full in cash or Cash Equivalents).

Notwithstanding the provisions described in the immediately preceding paragraph, unless any payment default described in the first sentence of the second immediately preceding paragraph has occurred and is then continuing, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

SECTION  10.4.     Acceleration  of  Payment  of  Notes.
                   ------------------------------------

If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration and, if such notice is provided by the Company, provide copies of such notices to the Trustee.

SECTION  10.5.     When  Distribution  Must  Be  Paid  Over.
                   ----------------------------------------

If a payment or distribution is made to Noteholders by the Company that because of this Article X should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION  10.6.     Subrogation.
                   -----------

After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior
Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company of Senior Indebtedness.

SECTION  10.7.     Relative  Rights.
                   ----------------

This Article X defines the relative rights of Noteholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

     (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Noteholders.

SECTION  10.8.     Subordination  May  Not  Be Impaired  by  Company.
                                               ---------------------

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by any act or failure to act, in good faith, by any such holder or by the failure of the Company to comply with this Indenture regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION  10.9.     Rights  of  Trustee  and  Paying  Agent.
                   ---------------------------------------

Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it specifically stating that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION  10.10.     Distribution  or  Notice  to  Representative.
                                                  ---------------

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION  10.11.     Article X Not To Prevent Events of
                    Default or Limit Right to Accelerate.
                    ------------------------------------

The failure to make a payment in respect of the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have an effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes or to pursue any rights or remedies hereunder or under applicable law, subject to the rights under this Article X of the holders from time to time of Senior Indebtedness.

SECTION  10.12.     Trust  Moneys  Not  Subordinated.
                    --------------------------------

Notwithstanding anything contained herein to the contrary, payments of U.S. Legal Tender or the proceeds of U.S. Government Obligations held in trust under
Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Noteholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION  10.13.     Trustee  Entitled  To  Rely.
                    ---------------------------

Upon any payment or distribution pursuant to this Article X, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

SECTION  10.14.     Trustee  To  Effectuate  Subordination.
                    --------------------------------------

Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION  10.15.     Trustee  Not  Fiduciary  for Holders of Senior Indebtedness.
                                                            --------------------

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise; provided that such amounts shall be paid over by such Noteholders as provided herein.

SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions.
 ----------

Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                    GUARANTEE


SECTION  11.1.     Unconditional  Guarantee.
                   ------------------------

Each Guarantor hereby unconditionally, jointly and severally, guarantees, subject to Article XII, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to an applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and any demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION  11.2.     Subordination  of  Guarantee.
                   ----------------------------

The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in
Article  XII.

SECTION  11.3.     Severability.
                   ------------

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION  11.4.     Release  of  a  Guarantor.
                   -------------------------

If no Default has occurred or is continuing or would arise therefrom, upon the sale or disposition of all of the Capital Stock, or all or substantially all of the assets, of a Guarantor to an entity which is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the New Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer.

The Trustee shall execute an appropriate instrument delivered by the Company evidencing such release or a release pursuant to Section 4.11 upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

SECTION  11.5.     Limitation  of  Guarantor's  Liability.
                   --------------------------------------

Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION  11.6.     Contribution.
                   ------------

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligation of such Subsidiary under the Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION  11.7.     Waiver  of  Subrogation.
                   -----------------------

Until all Obligations are paid in full each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of
Section 11.2, Article X and Article XII, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.8 is knowingly made in contemplation of such benefits.

SECTION  11.8.     Execution  of  Guarantee.
                   ------------------------

To evidence their guarantee to the Noteholders specified in Section 11.1, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit E, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in
Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant
Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                                   ARTICLE XII

                           SUBORDINATION OF GUARANTEES


     SECTION  12.1.     Agreement  To  Subordinate.
                        --------------------------

Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness and other obligations evidenced by the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in cash or Cash Equivalents of all Guarantor Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Guarantor Senior Indebtedness. The Guarantee of each Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and only Indebtedness of each Guarantor which is Guarantor Senior Indebtedness shall rank senior to the Guarantee of such Guarantor in accordance with the provisions set forth herein. All provisions of this Article XII shall be subject to Section 12.11.

SECTION  12.2.     Liquidation,  Dissolution,  Bankruptcy.
                   --------------------------------------

Upon any payment or distribution of the assets or securities of any Guarantor to creditors upon a total or partial liquidation or a dissolution or reorganization or winding up of or similar proceeding of such Guarantor or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its properties, or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of such Guarantor, whether voluntary or involuntary:

     (a) holders of Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of such Guarantor Senior Indebtedness before Holders shall be entitled to receive any payment or distribution of any character pursuant to its Guarantee; and

     (b) until all amounts owing with respect to the Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents any payment or distribution to which Noteholders would be entitled from such Guarantor but for this Article XII shall be made to holders of Guarantor Senior Indebtedness of such Guarantor as their interests may appear.

SECTION  12.3.     Default  on  Guarantor  Senior  Indebtedness.
                                                   -------------

A Guarantor may not pay principal of, premium (if any) or interest on, or any other amount in respect of, the Notes pursuant to its Guarantee or make any deposit pursuant to Article VIII and may not otherwise purchase, redeem or otherwise retire any Notes or make any payments with respect to any obligations on the Guarantee of such Guarantor (collectively, "pay the Notes") if any amount due in respect of any Guarantor Senior Indebtedness of such Guarantor (including, without limitation any amount due as a result of acceleration of the maturity thereof by reason of default or otherwise) has not been paid in full in cash or Cash Equivalents unless the default has been cured or waived and any such acceleration has been rescinded or such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, such Guarantor may pay the Notes without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Guarantor Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and are continuing.

In addition, during the continuance of any default (other than a payment default described in the first sentence of the immediately preceding paragraph) with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not pay the Notes for a period (a "Guarantor Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor) of written notice (a "Guarantor Blockage Notice") of such default from the Representative of the holders of such Designated Guarantor Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Guarantor Blockage Notice,
(ii) because the default giving rise to such Guarantor Blockage Notice and all other defaults with respect to such Designated Guarantor Senior Indebtedness shall have been cured or shall have ceased to exist or (iii) because such Designated Guarantor Senior Indebtedness has been repaid in full in cash or Cash Equivalents).

Notwithstanding the provisions described in the immediately preceding paragraph, unless any payment default described in the first sentence of the second immediately preceding paragraph has occurred and is then continuing, such Guarantor may resume payments on the Notes after the end of such Guarantor Payment Blockage Period, including any missed payments. Not more than one Guarantor Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Guarantor Senior Indebtedness during such period. However, if any Guarantor Blockage
Notice within such 360-day period is given by or on behalf of any holders of Designated Guarantor Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Guarantor Blockage Notice within such period. In no event, however, may the total number of days during which any Guarantor Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     SECTION  12.4.     When  Distribution  Must  Be  Paid  Over.
                        ----------------------------------------

If a payment or distribution is made to Noteholders by a Guarantor that because of this Article XII should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and pay it over to them as their respective interests may appear.

SECTION  12.5.     Subrogation.
                   -----------

After all Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article XII to holders of Guarantor Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Guarantors and the Noteholders, a payment by the Guarantors of Guarantor Senior Indebtedness.

SECTION  12.6.     Relative  Rights.
                   ----------------

This Article XII defines the relative rights of Noteholders and holders of Guarantor Senior Indebtedness. Nothing in this indenture shall:

     (a) impair, as between each Guarantor and the Noteholders, the obligation of each Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with the terms of the Notes and the Guarantees; or

     (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to Noteholders.

SECTION  12.7.     Subordination  May  Not  Be  Impaired  by  the  Guarantors.
                   ----------------------------------------------------------

No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness and other obligations evidenced by the Guarantees shall be impaired by any act or failure to act by any Guarantor or by any act or failure to act, in good faith, by any such holder or by the failure of any Guarantor to comply with this Indenture regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner
Guarantor Senior Indebtedness, or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing

Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION  12.8.     Rights  of  Trustee  and  Paying  Agent.
                        ---------------------------------------

Notwithstanding Section 12.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it specifically stating that payments may not be made under this Article XII. Each Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Guarantor Senior Indebtedness may give the notice.

The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION  12.9.     Distribution  or  Notice  to  Representative.
                                                 ---------------

Whenever a payment or distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

SECTION  12.10.     Article  XII Not To Prevent Events of
                    Default or Limit Right to  Accelerate.
                    -------------------------------------

The failure to make a payment in respect of the Notes and the Guarantees by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article XII shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes or the Guarantees or to pursue any rights or remedies hereunder or under applicable law, subject to the rights under this
Article  XII  of the holders from time to time of Guarantor Senior Indebtedness

SECTION  12.11.     Trust  Moneys  Not  Subordinated.
                    --------------------------------

Notwithstanding anything contained herein to the contrary, payments of U.S. Legal Tender or the proceeds of U.S. Government Obligations held in trust under
Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article XII, and none of the Noteholders shall be obligated to pay over any such amount to any Guarantor, any holder of Guarantor Senior Indebtedness or any other creditor of the Guarantors.

SECTION  12.12.     Trustee  Entitled  To  Rely.
                    ---------------------------

Upon any payment or distribution pursuant to this Article XII, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of each Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

SECTION  12.13.     Trustee  To  Effectuate  Subordination.
                    --------------------------------------

Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of

Guarantor Senior Indebtedness as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION  12.14.     Trustee  Not  Fiduciary  for  Holders
                    of  Guarantor  Senior Indebtedness.
                    ----------------------------------

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or any Guarantor or any other Person, money or assets to which any holders of Guarantor Senior
Indebtedness shall be entitled by virtue of this Article XII or otherwise; provided that such amounts shall be paid over by such Noteholders as provided herein.

SECTION  12.15.     Reliance  by  Holders  of  Guarantor
                    Senior Indebtedness on Subordination
                    Provisions.
                    -------------------------------------

Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                  ARTICLE XIII

                                  MISCELLANEOUS


SECTION  13.1.     Trust  Indenture  Act  Controls.
                   -------------------------------

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION  13.2.     Notices.
                   -------

Any notice or communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by private courier service guaranteeing next day delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if  to  the  Company  or  any  Guarantor:

     Eye  Care  Centers  of  America,  Inc.
     11103  West  Avenue
     San  Antonio,  Texas  78213
     :Attention:  Chief  Financial  Officer

with  a  copy  to:

     Hutchins,  Wheeler  &  Dittmar
     101  Federal  Street
     Boston,  Massachusetts  02110
     :Attention:  James  Westra

if  to  the  Trustee:

     United  States  Trust  Company  of  New  York
     114  West  47th  Street
     25th  Floor
     New  York,  New  York  10035-1532
     :Attention:  Corporate  Trust  Administration

Each of the Company, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by private courier service guaranteeing next day delivery; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION  13.3.     Communication  by  Holders  with  Other  Holders.
                   ------------------------------------------------

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION  13.4.     Certificate  and  Opinion  as  to  Conditions  Precedent.
                   --------------------------------------------------------

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION  13.5.     Statements  Required  in  Certificate  or  Opinion.
                   --------------------------------------------------

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION  13.6.     Rules  by  Trustee,  Paying  Agent  and  Registrar.
                   --------------------------------------------------

The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION  13.7.     Legal  Holidays.
                   ---------------

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Record Date is a Legal Holiday, the record date shall not be affected.

SECTION  13.8.     GOVERNING  LAW.
                   --------------

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION  13.9.     No  Recourse  Against  Others.
                   -----------------------------

A director, officer, employee or stockholder, as such, of the Company or a Guarantor shall not have an liability for any obligations of the Company or such Guarantor under the Notes or the Guarantee of such Guarantor or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION  13.10.     Successors.
                    ----------

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION  13.11.     Multiple  Originals.
                    -------------------

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION  13.12.     Qualification  of  Indenture.
                    ----------------------------

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION  13.13.     Table  of  Contents;  Headings.
                    ------------------------------

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION  13.14.     Severability.
                    ------------

In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION  13.15.     Independence  of  Covenants.
                    ---------------------------

All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                              EYE CARE CENTERS OF AMERICA, INC.,
                                                                       as Issuer


                                                   By: _________________________
                                                                           Name:
                                                                          Title:


                                                 ENCLAVE ADVANCEMENT GROUP, INC.
                                                  ECCA MANAGED VISION CARE, INC.
                                                      VISIONWORKS HOLDINGS, INC.
                                                               VISIONWORKS, INC.
                                                    VISIONWORKS PROPERTIES, INC.
                                                         EYE CARE HOLDINGS, INC.
                                               VISIONARY RETAIL MANAGEMENT, INC.
                                                      VISIONARY PROPERTIES, INC.
                                                             VISIONARY MSO, INC.
                                                           THE SAMIT GROUP, INC.
                                                                 HOUR EYES, INC.
                                                            SKYLAB OPTICAL, INC.
                               METROPOLITAN VISION SERVICES, INC., as Guarantors


                                                   By: _________________________
                                                         -----------------------
                                                                           Name:
                                                                          Title:


                                                  UNITED STATES TRUST COMPANY OF
                                                            NEW YORK, as Trustee


                                                  By: __________________________
                                                      --------------------------
                                                                           Name:
                                                                          Title:

                                                                     EXHIBIT A-1
                                                                    ------------

                        [FORM OF INITIAL FIXED RATE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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
PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                      A-1-1

                        EYE CARE CENTERS OF AMERICA, INC.
                         9 1/8% Senior Subordinated Note
                                    due 2008


                                                                       CUSIP No.
No.     $

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
or  registered  assigns,  the  principal sum of $       Dollars, on May 1, 2008.

Interest  Payment  Dates:  May  1  and  November 1, commencing November 1, 1998.

Interest  Record  Dates:  April  15  and  October  15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                               EYE CARE CENTERS OF AMERICA, INC.



                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:


                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:


                                      A-1-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the 9 1/8% Senior Subordinated Notes due 2008 described in the within-mentioned Indenture.

Dated:                                        UNITED  STATES  TRUST  COMPANY  OF
                                                                       NEW YORK,
                                                                      as Trustee




                                                  By: __________________________
                                                        ------------------------
                                                            Authorized Signatory

                                      A-1-3

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.


                         9 1/8% Senior Subordinated Note
                                    due 2008

1.  Interest.
    --------

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year (the "Interest Payment Date"), commencing November 1, 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.  Method  of  Payment.
    -------------------

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying  Agent  and  Registrar.
    -----------------------------

Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                                      A-1-41

4.  Indenture.
    ---------

The Company issued the Notes under an Indenture, dated as of April 24, 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/8% Senior Subordinated Notes due 2008 (the "Initial Fixed Rate Notes" and, together with the Exchange Fixed Rate Notes issued under the Indenture pursuant to the Registration Rights Agreement, the "Fixed Rate Notes"). The "Notes" include the Fixed Rate Notes and the Floating Rate Notes (as defined in the Indenture). The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

5.  Subordination.
    -------------

The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-infact for such purposes.

6.  Optional  Redemption.
    --------------------

     (a) The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                      A-1-5

Year                                Percentage
----                                ----------

2003                                  104.563%
2004                                  103.042%
2005                                  101.521%
2006  and  thereafter                 100.000%

     (b) At any time, or from time to time, on or prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of Fixed Rate Notes at a redemption price equal to 109.125% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least 65% of the original principal amount of Fixed Rate Notes remains outstanding immediately after any such redemption (excluding any of the Fixed Rate Notes owned by the Company). In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering. "Equity Offering" means a sale of Qualified Capital Stock of the Company.

7.  Notice  of  Redemption.
    ----------------------

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.  Change  of  Control  Offer.
    --------------------------

Upon the occurrence of a Change of Control Triggering Event, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

                                      A-1-6

9.  Net  Proceeds  Offer.
    --------------------

The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of purchase with certain of the Net Cash Proceeds of certain Asset Sales in accordance with the Indenture.

10.  Registration  Rights.
     --------------------

Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9 1/8% Senior Subordinated Notes due 2008 (the "Exchange Fixed Rate Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Fixed Rate Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

11.  Denominations;  Transfer;  Exchange.
     -----------------------------------

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons  Deemed  Owners.
     -----------------------

The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed  Funds.
     ----------------

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

                                      A-1-7

14.  Discharge  Prior  to  Redemption  or  Maturity.
     ----------------------------------------------

The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment;  Supplement;  Waiver.
     -------------------------------

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

16.  Restrictive  Covenants.
     ----------------------

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Defaults  and  Remedies.
     -----------------------

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it

                                      A-1-8
has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee  Dealings  with  Company.
     --------------------------------

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No  Recourse  Against  Others.
     -----------------------------

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.  Authentication.
     --------------

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations  and  Defined  Terms.
     ----------------------------------

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  Governing  Law.
     --------------

This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                      A-1-9

23.  CUSIP  Numbers.
     --------------

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                     A-1-10

                                 ASSIGNMENT FORM


I  or  we  assign  and  transfer  this  Note  to

_______________________________________________________________________________

_______________________________________________________________________________
(Print  or  type  name,  address  and  zip  code  of  assignee  or  transferee)


_______________________________________________________________________________
(Insert  Social  Security or other identifying number of assignee or transferee)

and  irrevocably  appoint ______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ______________________                         Signed:___________________
                                                        (Sign  exactly  as  name
                                                         appears  on  the  other
                                                           side  of  this  Note)

Signature  Guarantee:____________________________________________
                     Participant  in  a  recognized  Signature
                     Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 24, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                     A-1-11

                                   [Check One]


(1)     ___     to  the  Company  or  a  subsidiary  thereof;  or

(2)     ___     pursuant  to  and  in  compliance  with  Rule  144A  under the  Securities  Act;  or

(3)     ___     to  an  institutional  "accredited  investor"  (as
                defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)     ___     outside  the  United  states  to  a  "foreign  person"  in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)     ___     pursuant  to  the  exemption  from  registration
                provided  by  Rule  144  under  the  Securities  Act;  or

(6)     ___     pursuant  to  an  effective  registration  statement
                under  the  Securities  Act;  or

(7)     ___     pursuant  to  another  available  exemption  from  the
                registration  requirements  of  the  Securities  Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

        ___  The  transferee  is  an  Affiliate  of  the  Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                     A-1-12

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:______________________     Signed:  ______________________
      ----------------------              ----------------------
                                        (Sign  exactly  as  name
                                        appears  on  the  other
                                       side  of  this  Security)


Signature  Guarantee:_______________________________________
                     ---------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:______________________                ______________________
       ---------------------
                                       NOTICE:  To  be  executed  by
                                           an  executive  officer

                                     A-1-13

                       OPTION OF HOLDER TO ELECT PURCHASE

If  you  want  to  elect  to have this Note purchased by the Company pursuant to
Section  4.6  or  Section  4.8  of  the  Indenture,  check  the appropriate box:

Section  4.6  [    ]  Section  4.8  [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $__________
                -------

Dated:  _____________________     Signed:  ______________________
        ---------------------              ----------------------
(Sign  exactly  as  name  appears  on  the  other  side  of  this  Note)


Signature  Guarantee:      ____________________________________
                           ------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


                                     A-1-14

                                                                     EXHIBIT A-2
                                                                     -----------

                      [FORM OF INITIAL FLOATING RATE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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
PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                      A-2-1

                        EYE CARE CENTERS OF AMERICA, INC.
                       Floating Interest Rate Subordinated
                      Term Securities due 2008 (FIRSTSsm(a))


                                                                       CUSIP No.
No.     $

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company" which term includes any successor corporation), for value received, promises to pay to
or  registered  assigns, the principal sum of $         Dollars, on May 1, 2008.

Interest  Payment  Dates:  May  1  and  November 1, commencing November 1, 1998.

Interest  Record  Dates:  April  15  and  October  15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Dated:                                    EYE  CARE  CENTERS  OF  AMERICA,  INC.



                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:



                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:





_________________________
-------------------------
(a)     FIRSTS  is  a  service  mark  of  BT  Alex.  Brown  Incorporated.

                                      A-2-2

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


This is one of the Floating Interest Rate Subordinated Term Securities due 2008 described in the within-mentioned Indenture.


Dated:
                                                  UNITED STATES TRUST COMPANY OF
                                                                       NEW YORK,
                                                                      as Trustee






                                                  By: __________________________
                                                      --------------------------
                                                            Authorized Signatory

                                      A-2-3

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.

          Floating Interest Rate Subordinated Term Securities due 2008

1.  Interest.
    --------

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset semi-annually, equal to LIBOR (as defined below) plus 3.98%, as determined by the Calculation Agent. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest semi-annually on each May 1 and November 1 (each, an "Interest Payment Date"), commencing November 1, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include April 24, 1998 and end on and include October 31, 1998. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

"LIBOR",  with  respect  to an Interest Period, will be the rate (expressed as a
 -----
percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such

                                      A-2-4

Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

"Determination  Date,"  with  respect  to an Interest Period, will be the second
 -------------------
London  Banking  Day  preceding  the  first  day  of  the  Interest  Period.

"London  Banking  Day" is any day in which dealings in United States dollars are
 --------------------
transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

"Representative  Amount"  means  a  principal  amount  of  not  less  than  U.S.
 ----------------------
$1,000,000 for a single transaction in the relevant market at the relevant time.

"Telerate  Page  3750"  means  the  display designated as "Page 3750" on the Dow
 --------------------
Jones Telerate Service (or such other page as may replace Page 3750 on that service).

"Reuters  Screen  LIBO  Page" means the display designated as page "LIBO" on The
 ---------------------------
Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

The amount of interest for each day that this Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Note.

The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

                                      A-2-5

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five onemillionths of a percentage point rounded upwards (e.g., 9.876545% (or ..09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Floating Rate Notes.

2.  Method  of  Payment.
    -------------------

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                                      A-2-6

3.  Paying  Agent,  Registrar  and  Calculation  Agent.
    --------------------------------------------------

Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders.

4.  Indenture.
    ---------

The Company issued the Notes under an Indenture, dated as of April 24, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Interest Rate Subordinated Term Securities due 2008 (the "Initial Floating Rate Notes" and, together with the Exchange Floating Rate Notes issued under the Indenture pursuant to the Registration Rights Agreement, the "Floating Rate Notes"). The "Notes" include the Floating Rate Notes and the Fixed Rate Notes (as defined in the Indenture). The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

5.  Subordination.
    -------------

The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-infact for such purposes.

                                      A-2-7

6.  Optional  Redemption.
    --------------------

The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelvemonth period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


Year                              Percentage
----                              ----------

1998                                105.000%
1999                                104.000%
2000                                103.000%
2001                                102.000%
2002                                101.000%
2003  and  thereafter               100.000%


7.  Notice  of  Redemption.
    ----------------------

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.  Change  of  Control  Offer.
    --------------------------

Upon the occurrence of a Change of Control Triggering Event, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

                                      A-2-8

9.  Net  Proceeds  Offer.
    --------------------

The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of purchase with certain of the Net Cash Proceeds of certain Asset Sales in accordance with the Indenture.

10.  Registration  Rights.
     --------------------

Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Floating Interest Rate Subordinated Term Securities due 2008 (the "Exchange Floating Rate Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Floating Rate Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

11.  Denominations;  Transfer;  Exchange.
     -----------------------------------

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons  Deemed  Owners.
     -----------------------

The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed  Funds.
     ----------------

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

                                      A-2-9

14.  Discharge  Prior  to  Redemption  or  Maturity.
     ----------------------------------------------

The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment;  Supplement;  Waiver.
     -------------------------------

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

16.  Restrictive  Covenants.
     ----------------------

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Defaults  and  Remedies.
     -----------------------

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it

                                     A-2-10
has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee  Dealings  with  Company.
     --------------------------------

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No  Recourse  Against  Others.
     -----------------------------

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.  Authentication.
     --------------

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations  and  Defined  Terms.
     ----------------------------------

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  Governing  Law.
     --------------

This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                     A-2-11

23.  CUSIP  Numbers.
     --------------

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                     A-2-12

                                 ASSIGNMENT FORM


I  or  we  assign  and  transfer  this  Note  to

_______________________________________________________________________________

_______________________________________________________________________________
(Print  or  type  name,  address  and  zip  code  of  assignee  or  transferee)

_______________________________________________________________________________
(Insert  Social  Security or other identifying number of assignee or transferee)


and irrevocably appoint _________________________________ agent to transfer this
                        ---------------------------------
Note on the books of the Company. The agent may substitute another to act for him.


Dated:_____________________     Signed:     _____________________
      ---------------------                 ---------------------
                                         (Sign  exactly  as  name
                                          appears  on  the  other
                                           side  of  this  Note)

Signature  Guarantee:     _______________________________________
                          ----------------------------------
               Participant  in  a  recognized  Signature Guarantee
                   Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 24, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                     A-2-13

                                   [Check One]


(1)     ___     to  the  Company  or  a  subsidiary  thereof;  or


(2)     ___     pursuant  to  and  in  compliance  with  Rule  144A  under the  Securities  Act;  or


(3)     ___     to  an  institutional  "accredited  investor"  (as
               defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)     ___     outside  the  United  states  to  a  "foreign  person"  in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)     ___     pursuant  to  the  exemption  from  registration
                provided  by  Rule  144  under  the  Securities  Act;  or

(6)     ___     pursuant  to  an  effective  registration  statement
                under  the  Securities  Act;  or

(7)     ___     pursuant  to  another  available  exemption  from  the
                registration  requirements  of  the  Securities  Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

        ___     The  transferee  is  an  Affiliate  of  the  Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                     A-2-14

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.



Dated:  _____________________     Signed:    _____________________
                                          (Sign  exactly  as  name
                                           appears  on  the  other
                                           side  of  this  Security)



Signature  Guarantee:  _________________________________________
                       -----------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:  _____________________     ______________________________
        ---------------------      -----------------------------
                                   NOTICE: To  be  executed  by
                                     an  executive  officer

                                     A-2-15

                       OPTION OF HOLDER TO ELECT PURCHASE

If  you  want  to  elect  to have this Note purchased by the Company pursuant to
Section  4.6  or  Section  4.8  of  the  Indenture,  check  the appropriate box:

Section  4.6  [    ]  Section  4.8  [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount:
$___________
     -------



Dated:  _______________     Signed:  _______________________
        ---------------              -----------------------
                                    (Sign  exactly  as  name
                                    appears  on  the  other
                                       side  of  this  Note)



Signature  Guarantee:           ___________________________________
                                -----------------------------------
                           Participant  in  a  recognized  Signature
                               Guarantee Medallion Program (or other
                           signature  guarantor  program  reasonably
                                     acceptable  to  the  Trustee)


                                     A-2-16

                                                                     EXHIBIT B-1
                                                                     -----------

                       [FORM OF EXCHANGE FIXED RATE NOTE]

                        EYE CARE CENTERS OF AMERICA, INC.
                    9 1/8% Senior Subordinated Note due 2008


                                                                       CUSIP No.

No.     $

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of $ Dollars, on May 1, 2008.

Interest  Payment  Dates:  May  1  and  November 1, commencing November 1, 1998.

Interest  Record  Dates:  April  15  and  October  15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                               EYE CARE CENTERS OF AMERICA, INC.



                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:




                                                By: ____________________________
                                                    ----------------------------
                                                                           Name:
                                                                          Title:

                                      B-1-1

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


This is one of the 9 1/8% Senior Subordinated Notes due 2008 described in the within-mentioned Indenture.


Dated:                      UNITED  STATES  TRUST  COMPANY  OF
                                    NEW YORK,
                                    as  Trustee




                          By:     _________________________
                                  -------------------------
                                    Authorized  Signatory



                                      B-1-2

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.


                         9 1/8% Senior Subordinated Note
                                    due 2008


1.  Interest.
    --------

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year (the "Interest Payment Date"), commencing November 1, 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.  Method  of  Payment.
    -------------------

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying  Agent  and  Registrar.
    -----------------------------

Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                                      B-1-3

4.  Indenture.
    ---------

The Company issued the Notes under an Indenture, dated as of April 24, 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/8% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes"). The "Notes" include the Fixed Rate Notes and the Floating Rate Notes (as defined in the Indenture). The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

5.  Subordination.
    -------------

The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-infact for such purposes.

6.  Optional  Redemption.
    --------------------

(a) The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                      B-1-4

Year                            Percentage
----                            ----------

2003                              104.563%
2004                              103.042%
2005                              101.521%
2006  and  thereafter             100.000%

     (b) At any time, or from time to time, on or prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of Fixed Rate Notes at a redemption price equal to 109.125% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least 65% of the original principal amount of Fixed Rate Notes remains outstanding immediately after any such redemption (excluding any of the Fixed Rate Notes owned by the Company). In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering. "Equity Offering" means a sale of Qualified Capital Stock of the Company.

7.  Notice  of  Redemption.
    ----------------------

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.  Change  of  Control  Offer.
    --------------------------

Upon the occurrence of a Change of Control Triggering Event, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

                                      B-1-5

9.  Net  Proceeds  Offer.
    --------------------

The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of purchase with certain of the Net Cash Proceeds of certain Asset Sales in accordance with the Indenture.

10.  Denominations;  Transfer;  Exchange.
     -----------------------------------

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons  Deemed  Owners.
     -----------------------

The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.  Unclaimed  Funds.
     ----------------

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Discharge  Prior  to  Redemption  or  Maturity.
     ----------------------------------------------

The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment;  Supplement;  Waiver.
     -------------------------------

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and

                                      B-1-6
any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

15.  Restrictive  Covenants.
     ----------------------

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.  Defaults  and  Remedies.
     -----------------------

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee  Dealings  with  Company.
     --------------------------------

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its

                                      B-1-7

Subsidiaries  or their respective Affiliates as if it were not the Trustee.

18.  No  Recourse  Against  Others.
     -----------------------------

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.
     --------------

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.  Abbreviations  and  Defined  Terms.
     ----------------------------------

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.  Governing  Law.
     --------------

This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.  CUSIP  Numbers.
     --------------

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                      B-1-8

                                 ASSIGNMENT FORM


I  or  we  assign  and  transfer  this  Note  to

_______________________________________________________________________________

_______________________________________________________________________________
(Print  or  type  name,  address  and  zip  code  of  assignee  or  transferee)

_______________________________________________________________________________
(Insert  Social  Security or other identifying number of assignee or transferee)


and irrevocably appoint _________________________________ agent to transfer this
                        ---------------------------------
Note on the books of the Company. The agent may substitute another to act for him.


Dated:_____________________     Signed:     ____________________
      ---------------------                 --------------------
                                        (Sign  exactly  as  name
                                        appears  on  the  other
                                           side  of  this  Note)

Signature  Guarantee:     __________________________________
                          ----------------------------------
                          Participant  in  a  recognized  Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably acceptable to the Trustee)

                                      B-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

If  you  want  to  elect  to have this Note purchased by the Company pursuant to
Section  4.6  or  Section  4.8  of  the  Indenture,  check  the appropriate box:

Section  4.6  [    ]  Section  4.8  [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount:
$___________
     -------



Dated:  _______________  ____     Signed:  ______________________
        ---------------------              ----------------------
                                        (Sign  exactly  as  name
                                        appears  on  the  other
                                           side  of  this  Note)


Signature  Guarantee:     ___________________________________
                          -----------------------------------
                          Participant  in  a  recognized  Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably acceptable to the Trustee)

                                     B-1-10

                                                                     EXHIBIT B-2
                                                                     -----------


                      [FORM OF EXCHANGE FLOATING RATE NOTE]

                        EYE CARE CENTERS OF AMERICA, INC.

                       Floating Interest Rate Subordinated
                      Term Securities due 2008 (FIRSTSsm(a))


                                                                       CUSIP No.
No.     $

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company" which term includes any successor corporation), for value received, promises to pay to or registered assigns, the principal sum of $ Dollars, on May 1, 2008.

Interest  Payment  Dates:  May  1  and  November 1, commencing November 1, 1998.

Interest  Record  Dates:  April  15  and  October  15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


     Dated:                                    EYE CARE CENTERS OF AMERICA, INC.

                                            By: ________________________________
                                                                           Name:
                                                                          Title:

                                           By:  ________________________________
                                                                           Name:
                                                                          Title:


______________________________
(a)     FIRSTS  is  a  service  mark  of  BT  Alex.  Brown  Incorporated.


                                      B-2-1

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


     This is one of the Floating Interest Rate Subordinated Term Securities due 2008 described in the within-mentioned Indenture.


Dated:

                         UNITED STATES TRUST COMPANY OF
                              NEW YORK, as Trustee



                                      By:_____________________
                                          Authorized Signatory


                                      B-2-2

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.

          Floating Interest Rate Subordinated Term Securities due 2008

1.     Interest.
       --------

EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset semi-annually, equal to LIBOR (as defined below) plus 3.98%, as determined by the Calculation Agent. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest semi-annually on each May 1 and November 1 (each, an "Interest Payment Date"), commencing November 1, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include April 24, 1998 and end on and include October 31, 1998. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

"LIBOR",  with  respect  to an Interest Period, will be the rate (expressed as a
 -----
percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time,

                                      B-2-3
on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

"Determination  Date,"  with  respect  to an Interest Period, will be the second
 -------------------
London  Banking  Day  preceding  the  first  day  of  the  Interest  Period.

"London  Banking  Day" is any day in which dealings in United States dollars are
 --------------------
transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

"Representative  Amount"  means  a  principal  amount  of  not  less  than  U.S.
 ----------------------
$1,000,000 for a single transaction in the relevant market at the relevant time.

"Telerate  Page  3750"  means  the  display designated as "Page 3750" on the Dow
 --------
Jones Telerate Service (or such other page as may replace Page 3750 on that service).

"Reuters  Screen  LIBO  Page" means the display designated as page "LIBO" on The
 ---------------------------
Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

The amount of interest for each day that this Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Note. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one

                                      B-2-4
hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Floating Rate Notes.

2.     Method  of  Payment.
       -------------------

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.     Paying  Agent,  Registrar  and Calculation  Agent.
       --------------------------------------------------
Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders.

                                      B-2-5

4.     Indenture.
       ---------

The Company issued the Notes under an Indenture, dated as of April 24, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Securities is one of a duly authorized issue of Notes of the Company designated as its Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes"). The "Notes" include the Floating Rate Notes and the Fixed Rate Notes (as defined in the Indenture). The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

5.     Subordination.
       -------------

The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-infact for such purposes.

6.     Optional  Redemption.
       --------------------

The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


                                      B-2-6

Year                                 Percentage
----                                 ----------

1998                                   105.000%
1999                                   104.000%
2000                                   103.000%
2001                                   102.000%
2002                                   101.000%
2003  and  thereafter                  100.000%


7.     Notice  of  Redemption.
       ----------------------

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

8.     Change  of  Control  Offer.
       --------------------------

Upon the occurrence of a Change of Control Triggering Event, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

9.     Net  Proceeds  Offer.
       --------------------

The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of purchase with certain of the Net Cash Proceeds of certain Asset Sales in accordance with the Indenture.

10.     Denominations;  Transfer;  Exchange.
        -----------------------------------

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate

                                      B-2-7
endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.     Persons  Deemed  Owners.
        -----------------------

The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.     Unclaimed  Funds.
        ----------------

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.     Discharge  Prior  to  Redemption  or  Maturity.
        ----------------------------------------------

The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.     Amendment;  Supplement;  Waiver.
        -------------------------------

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

15.     Restrictive  Covenants.
        ----------------------

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its

                                      B-2-8

Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.     Defaults  and  Remedies.
        -----------------------

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.     Trustee  Dealings  with  Company.
        --------------------------------

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.     No  Recourse  Against  Others.
        -----------------------------

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                      B-2-9

19.     Authentication.
        --------------

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.     Abbreviations  and  Defined  Terms.
        ----------------------------------

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.     Governing  Law.
        --------------

This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.     CUSIP  Numbers.
        --------------

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.


                                     B-2-10

                                 ASSIGNMENT FORM

I  or  we  assign  and  transfer  this  Note  to

______________________________________________________________________________

_______________________________________________________________________________
(Print  or  type  name,  address  and  zip  code  of  assignee  or  transferee)

________________________________________________________________________________
(Insert  Social  Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:  ________________  Signed:     ________________________
       ----------------            ---------------------------
                                      (Sign  exactly  as  name
                                       appears  on  the  other
                                        side  of  this  Note)


Signature  Guarantee:        ___________________________________
                          --------------------------------------
                          Participant  in  a  recognized  Signature
                             Guarantee Medallion Program (or other
                          signature  guarantor  program  reasonably
                                acceptable  to  the  Trustee)

                                     B-2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section  4.6  or  Section  4.8  of  the  Indenture,  check  the appropriate box:

Section  4.6  [      ]  Section  4.8  [      ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $___________


Dated:  _________________  Signed:  _________________________
        -----------------             -----------------------
                                     (Sign  exactly  as  name
                                      appears  on  the  other
                                       side  of  this  Note)


Signature  Guarantee:     _____________________________________
                          -------------------------------------
                             Guarantee Medallion Program (or other
                          signature  guarantor  program  reasonably
                                acceptable  to  the  Trustee)

                                     B-2-12

                                                                       EXHIBIT C
                                                                       ---------

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


                                                          [          ], [      ]


United  States  Trust  Company
     of  New  York
114  West  47th  Street,  25th  Floor
New  York,  NY  10036
Attention:  Corporate  Trust  Administration

Re: Eye Care Centers of America, Inc. (the "Company") 9 1/8% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes") or Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes," and together with the Fixed Rate Notes, the "Notes")

Ladies  and  Gentlemen:

     In connection with our proposed purchase of [Fixed Rate Notes] [Floating Rate Notes] of Eye Care Centers of America, Inc. (the "Company"), we confirm that:

1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 17, 1998 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages
(i)-(iii)  of  the  Offering  Memorandum  and  in the section entitled "Transfer
Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.
5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


Very  truly  yours,


                          By:__________________________
                                      Name:
                                     Title:

                                                                     EXHIBIT D
                                                                     ---------


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                               Pursuant to Regulation S
                          -----------------------------


                                                      [           ], [       ]


United  States  Trust  Company
     of  New  York
114  West  47th  Street,  25th  Floor
New  York,  NY  10036
Attention:  Corporate  Trust  Administration

Re: Eye Care Centers of America, Inc. (the "Company") 9 1/8% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes") or Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes," and together with the Fixed Rate Notes, the "Notes")

Ladies  and  Gentlemen:

     In connection with our proposed sale of $__________ aggregate principal amount of the [Fixed Rate Notes] [Floating Rate Notes], we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(1)  the  offer  of  the  Notes  was  not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                               Very truly yours,
                                             [Name of Transferor]



                                      By:____________________________
                                           Authorized  Signature

                                                                       EXHIBIT E
                                                                       ---------

                                    GUARANTEE
                                    ---------

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Articles XI and XII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 24, 1998, among Eye Care Centers of America, Inc., a Texas corporation, as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture, and are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) to the extent set forth in Article XII of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This  Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.


Date:

                                                 ENCLAVE ADVANCEMENT GROUP, INC.
                                                  ECCA MANAGED VISION CARE, INC.
                                                      VISIONWORKS HOLDINGS, INC.
                                                               VISIONWORKS, INC.
                                                    VISIONWORKS PROPERTIES, INC.
                                                         EYE CARE HOLDINGS, INC.
                                               VISIONARY RETAIL MANAGEMENT, INC.
                                                      VISIONARY PROPERTIES, INC.
                                                             VISIONARY MSO, INC.
                                                           THE SAMIT GROUP, INC.
                                                                 HOUR EYES, INC.
                                                            SKYLAB OPTICAL, INC.
                                              METROPOLITAN VISION SERVICES, INC.


                                             By:________________________________
                                                                           Name:
                                                                          Title:



                                             By:________________________________
                                                                           Name:
                                                                          Title: